                                  Exhibit 2(d)
                                  ------------

                           * Asset Purchase Agreement
                         dated as of November 11, 1998
                            between Monsanto Company
                             and The Scotts Company










* Certain portions of this Exhibit, indicated in the text by asterisk, have been omitted based upon a request for confidential treatment filed with the Securities and Exchange Commission ("SEC"). The non-public information has been filed separately with the SEC in connection with that request.

                                                                [EXECUTION COPY]







                            ASSET PURCHASE AGREEMENT

                                   DATED AS OF

                                NOVEMBER 11, 1998

                                     BETWEEN

                                MONSANTO COMPANY

                                       AND

                               THE SCOTTS COMPANY

                                                  TABLE OF CONTENTS
ARTICLE I. -   PURCHASE AND SALE OF ASSETS........................................................................1
   Section 1.1.       Purchase and Sale...........................................................................1
   Section 1.2.       Excluded Assets.............................................................................4
   Section 1.3.       Transfer....................................................................................4

ARTICLE II. -  PURCHASE PRICE.....................................................................................4
   Section 2.1.       Purchase Price..............................................................................4
   Section 2.2.       Purchase Price Adjustment...................................................................5
   Section 2.3.       Assumption of Liabilities...................................................................8
   Section 2.4.       Purchase Price Allocation...................................................................8
   Section 2.5.       Like-Kind Exchange..........................................................................9

ARTICLE III. - SELLER'S REPRESENTATIONS AND WARRANTIES............................................................9
   Section 3.1.       Organization and Corporate Standing........................................................10
   Section 3.2.       Corporate Power and Authority..............................................................10
   Section 3.3.       [Intentionally Omitted]....................................................................10
   Section 3.4.       Absence of Certain Changes and Events......................................................11
   Section 3.5.       No Violation of Law........................................................................12
   Section 3.6.       Properties.................................................................................13
   Section 3.7.       Title to Assets............................................................................14
   Section 3.8.       Leases.....................................................................................14
   Section 3.9.       Intellectual Property......................................................................15
   Section 3.10.      Litigation.................................................................................15
   Section 3.11.      Employees of the Business..................................................................15
   Section 3.12.      Employee Benefit Plans.....................................................................16
   Section 3.13.      Collective Bargaining......................................................................17
   Section 3.14.      Labor Matters..............................................................................17
   Section 3.15.      Environmental Matters......................................................................17
   Section 3.16.      Permits....................................................................................19
   Section 3.17.      Contracts..................................................................................19
   Section 3.18.      Required Consents, Approvals and Filings...................................................20
   Section 3.19.      No Conflict................................................................................20
   Section 3.20.      Assets Are Year 2000 Compliant.............................................................21
   Section 3.21.      Foreign Customers..........................................................................21
   Section 3.22.      Inventory..................................................................................21
   Section 3.23.      Accounts Receivable........................................................................22
   Section 3.24.      Assets.....................................................................................22
   Section 3.25.      Insurance..................................................................................23
   Section 3.26.      Products...................................................................................23
   Section 3.27.      Taxes......................................................................................23
   Section 3.28.      No Undisclosed Material Liabilities........................................................24

   Section 3.29.      Transactions with Affiliates...............................................................24
   Section 3.30.      Rule 10b-5.................................................................................24
   Section 3.31.      Disclaimer.................................................................................24
   Section 3.32.      Aggregation................................................................................25

ARTICLE IV. - BUYER'S REPRESENTATIONS AND WARRANTIES.............................................................25
   Section 4.1.       Organization...............................................................................25
   Section 4.2.       Corporate Power and Authority..............................................................25
   Section 4.3.       Required Consents, Approvals and Filings...................................................26
   Section 4.4.       No Conflict................................................................................26
   Section 4.5.       Litigation.................................................................................27
   Section 4.6.       Rule 10b-5.................................................................................27

ARTICLE V. -  COVENANTS OF THE PARTIES...........................................................................27
   Section 5.1.       Operations Pending Closing.................................................................27
   Section 5.2.       Access.....................................................................................29
   Section 5.3.       Preparation of Supporting Documents........................................................30
   Section 5.4.       Approvals of Third Parties; Satisfaction of Conditions to Closing..........................30
   Section 5.5.       Hart-Scott-Rodino Notification.............................................................30
   Section 5.6.       Financial and Tax Services.................................................................31
   Section 5.7.       Transfer Taxes.............................................................................32
   Section 5.8.       Compliance with EEOC Consent Decree........................................................32
   Section 5.9.       [Intentionally Omitted]....................................................................32
   Section 5.10.      Amendment of Schedules.....................................................................32
   Section 5.11.      Consultation with Works Council............................................................33
   Section 5.12.      Monsanto Compliance with Obligations to Chevron and Other Predecessors.....................33
   Section 5.13.      Chemcopack Agreement.......................................................................34
   Section 5.14.      Notice of Certain Events...................................................................34
   Section 5.15.      Other Offers...............................................................................35
   Section 5.16.      Noncompetition.............................................................................35
   Section 5.17       Financial Statements.......................................................................37
   Section 5.18.      Cooperation................................................................................38

ARTICLE VI. -  CASUALTY AND CONDEMNATION.........................................................................38
   Section 6.1.       Casualty...................................................................................38
   Section 6.2.       Condemnation...............................................................................39

ARTICLE VII. - COVENANTS AS TO EMPLOYEES.........................................................................40
   Section 7.1.       Offers of Employment.......................................................................40
   Section 7.2.       Benefits and Employment Conditions of Transferred Employees in the United
                      States.....................................................................................42

   Section 7.3.       Access to Employee Information.............................................................45
   Section 7.4.       WARN Act Indemnification...................................................................46
   Section 7.5.       Workers' Compensation Claims...............................................................46
   Section 7.6.       General Employee Provisions................................................................46
   Section 7.7.       Employee Benefit Plans.....................................................................47
   Section 7.8.       Transfer of Employees in Europe............................................................48
   Section 7.9.       Transferred Employees Working on Visas or  Work Permits....................................49

ARTICLE VIII. - CONDITIONS TO SELLER'S OBLIGATIONS...............................................................49
   Section 8.1.       Representations and Warranties True at Closing Date........................................49
   Section 8.2.       Litigation.................................................................................50
   Section 8.3.       Opinion of Counsel to Buyer................................................................50
   Section 8.4.       Required Governmental Approvals............................................................50
   Section 8.5.       Other Necessary Consents...................................................................50
   Section 8.6.       Supply Agreement...........................................................................51
   Section 8.7.       Formulation Agreement......................................................................51
   Section 8.8.       Transition Services Agreement..............................................................51
   Section 8.9.       No Material Adverse Change.................................................................51

ARTICLE IX. -   CONDITIONS TO BUYER'S OBLIGATIONS................................................................52
   Section 9.1.       Representations and Warranties True at Closing Date........................................52
   Section 9.2.       Litigation.................................................................................52
   Section 9.3.       Opinion of Counsel to Seller...............................................................53
   Section 9.4.       Required Governmental Approvals............................................................53
   Section 9.5.       Other Necessary Consents...................................................................53
   Section 9.6.       Supply Agreement...........................................................................53
   Section 9.7.       Formulation Agreement......................................................................53
   Section 9.8.       Transition Services Agreement..............................................................53
   Section 9.9.       No Material Adverse Change.................................................................54

ARTICLE X. -    CLOSING..........................................................................................54
   Section 10.1.      Closing....................................................................................54
   Section 10.2.      Termination Prior to Closing...............................................................54
   Section 10.3.      Termination of Obligations.................................................................56

ARTICLE XI. -   INDEMNIFICATION..................................................................................57
   Section 11.1.      Seller Indemnification.....................................................................57
   Section 11.2.      Buyer Indemnification......................................................................58
   Section 11.3.      Indemnity Claims...........................................................................58
   Section 11.4.      Deductible.................................................................................59
   Section 11.5.      Notice of Claim............................................................................60
   Section 11.6.      Defense....................................................................................61
   Section 11.7.      Limitation of Liability....................................................................62
   Section 11.8.      Allocation and Apportionment of and Indemnification with Respect to Tax
                      Liabilities................................................................................63
   Section 11.9.      Exclusive Remedy; Release..................................................................64

ARTICLE XII. - MISCELLANEOUS.....................................................................................65
   Section 12.1.      Expenses...................................................................................65
   Section 12.2.      Entire Agreement...........................................................................65
   Section 12.3.      Waivers....................................................................................66
   Section 12.4.      Parties Bound by Agreement; Successors and Assigns.........................................66
   Section 12.5.      Counterparts...............................................................................66
   Section 12.6.      Notices....................................................................................66
   Section 12.7.      Brokerage..................................................................................67
   Section 12.8.      Governing Law; Jurisdiction................................................................68
   Section 12.9.      Public Announcements.......................................................................70
   Section 12.10.     No Third-Party Beneficiaries...............................................................70
   Section 12.11.     Definition of Affiliate....................................................................70
   Section 12.12.     Knowledge..................................................................................70
   Section 12.13.     Bulk Sales Laws............................................................................71
   Section 12.14.     Interpretation.............................................................................71

SCHEDULES
---------

1.1(f)     Equipment
1.2        Excluded Assets
2.2(b)     U.S. Working Capital Assignments
2.3        Excluded Liabilities
3.4        Certain Changes and Events
3.5        No Violation of Law
3.6(a)     Real Property
3.6(b)     Material Personal Property
3.6(d)     Liens
3.7        Title to Assets
3.8        Leases
3.9        Intellectual Property
3.10       Litigation
3.11       Employees
3.12       Employee Benefit Plans
3.13       Collective Bargaining Agreements
3.14       Labor Matters
3.15       Environmental Matters
3.16       Permits
3.17       Contracts
3.18       Seller Required Consents, Approvals and Filings
3.19       No Conflict
3.20       Year 2000 Compliance
3.21       Foreign Customers
3.28       Undisclosed Material Liabilities
3.29       Affiliate Transactions
4.3        Buyer Required Consents, Approvals and Filings
5.1        Operation Pending Closing
5.1(b)     Actions Prior to Closing
5.11       Works Council
7.1(a)(i)  Employees Outside 100% Requirement
7.1(c)     Employees Not Actively at Work
7.2(h)     Relocation Assistance
7.8        European Employees
9.4        Required Governmental Approvals
9.5        Required Other Consents
12.12      Seller's Knowledge

EXHIBITS
--------

A          Supply Agreement
B          Formulation Agreement

DEFINITIONS
-----------

Term:                                             First Defined in Section:

"1997 Balance Sheet"                              Section 3.3
"Affiliate"                                       Section 12.11
"Acquisition Agreements"                          Section 5.12
"Acquisition Proposal"                            Section 5.15
"Agency Agreement"                                Section 10.2(h)
"Agreement"                                       First paragraph of Agreement
"Assets"                                          Section 1.1
"Assumed Liabilities"                             Section 2.3
"Assumed Liability Claims"                        Section 11.4(a)(ii)
"Assumed Liability Deduction"                     Section 11.4(a)(ii)
"Breaching Party"                                 Section 5.16(g)
"Business"                                        Section 1.1
"Buyer"                                           First paragraph of Agreement
"Buyer Defined Benefit Plan"                      Section 7.2(a)
"Buyer Defined Contribution Plan"                 Section 7.2(b)
"Buyer Protected Parties"                         Section 11.1
"Buyer's General Deductible"                      Section 11.4(b)
"Cause"                                           Section 7.1(b)
"Central Agreements"                              Section 5.13
"Central Garden"                                  Section 5.13
"Central Garden Claims"                           Section 11.4(a)(i)
"Central Garden Deductible"                       Section 11.4(a)(i)
"Change of Control"                               Section 10.2(g)
"Closing"                                         Section 10.1
"Closing Date"                                    Section 10.1
"Code"                                            Section 2.4
"comparable employment"                           Section 7.1(b)
"Consent Decree"                                  Section 5.8
"Contracts"                                       Section 1.1(e)
"Controlled Group Members"                        Section 7.7
"Employee Benefit Plans"                          Section 3.12
"Employees"                                       Section 3.11
"Employees Acquired Rights Directive"             Section 7.8
"Employment Date"                                 Section 7.1(a)
"Environmental Claims"                            Section 3.15(a)(i)
"Environmental Laws"                              Section 3.15(a)(ii)
"Equipment"                                       Section 1.1(f)
"Estimated Working Capital"                       Section 2.2(a)
"European Employees"                              Section 7.8

"Excluded Assets"                                 Section 1.2
"Excluded Liabilities"                            Section 2.3
"ERISA"                                           Section 3.12
"FTC"                                             Section 5.5
"Final Determination Date"                        Section 2.2(c)
"Financial Statements"                            Section 3.3
"Formulation Agreement"                           Section 8.7
"GAAP"                                            Section 3.3
"Hazardous Materials"                             Section 3.15(a)(iii)
"HSR"                                             Section 3.18
"Indemnifying Party"                              Section 11.5
"Independent Accounting Firm"                     Section 2.2(c)
"Information Systems"                             Section 3.20
"Justice Department"                              Section 5.5
"knowledge"                                       Section 12.12
"Leases"                                          Section 1.1(g)
"Lien"                                            Section 3.6(a)
"Loss"                                            Section 11.1
"Losses"                                          Section 11.1
"Material"                                        Section 3.17
"Nonbreaching Party"                              Section 5.16(g)
"Noncompetition Period"                           Section 5.16(a)
"Notice of Disagreement"                          Section 2.2(c)
"Off-Site Facility"                               Section 3.15(a)(iv)
"Other Intellectual Property"                     Section 1.1(b)(iv)
"Owned Real Property"                             Section 3.6(d)
"Patents"                                         Section 1.1(b)(ii)
"Permits"                                         Section 1.1(c)
"Permitted Liens"                                 Section 3.6(d)
"Pre-Closing Tax Period"                          Section 3.27
"Purchase Price"                                  Section 2.1
"Purchase Price Adjustment"                       Section 2.2(d)
"Real Property"                                   Section 1.1(d)
"Registrations"                                   Section 1.1(b)(iii)
"Release"                                         Section 3.15(a)(v)
"Rights"                                          Section 3.9
"Roundup Employee"                                Section 5.16(d)
"Seller"                                          First paragraph of Agreement
"Seller's Deductible"                             Section 11.4(c)
"Seller's Defined Contribution Plans"             Section 7.2(b)
"Seller's Pension Plans"                          Section 7.2(a)
"Seller Protected Parties"                        Section 11.2
"Software"                                        Section 1.1(h)

"Solaris"                                         Whereas clause
"Statement of Working Capital"                    Section 2.2(b)
"Supply Agreement"                                Section 8.6
"Termination Payments"                            Section 7.1(b)
"To the Seller's Knowledge"                       Section 12.12
"Trademarks"                                      Section 1.1(b)(i)
"Transaction Agreements"                          Section 3.2
"Transferred Employees"                           Section 7.1(a)
"Transition Services Agreement"                   Section 8.8
"WARN Act"                                        Section 7.4
"Working Capital"                                 Section 2.2(b)

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), made and entered into as of this 11th day of November, 1998, between Monsanto Company, a Delaware corporation, having its principal place of business at 800 North Lindbergh Blvd., St. Louis, Missouri 63167 (the "Seller"), and The Scotts Company, an Ohio corporation, having its principal place of business at 14111 Scottslawn Road, Marysville, Ohio 43041 (the "Buyer").

                                   WITNESSETH:

         WHEREAS, upon and subject to the terms and conditions of this Agreement, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, certain assets of the Solaris Group, an operating unit of the Seller ("Solaris").

         NOW, THEREFORE, in consideration of the mutual promises and covenants and the terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                    ARTICLE I. - PURCHASE AND SALE OF ASSETS

         SECTION 1.1. PURCHASE AND SALE. Subject to the terms of this Agreement, at the Closing (as defined in Section 10.1), the Seller will sell, convey, transfer, assign and deliver to the Buyer, and the Buyer will purchase, acquire and accept from the Seller, free and clear of any Liens other than Permitted Liens, the assets, properties and rights of every kind, nature, character or description, currently used principally by the Seller in the non-glyphosate Solaris business to (i) develop, manufacture, sell and market non-glyphosate weed control products (except for such glyphosate-containing weed control products set forth on Schedule 1.1), insect control products, garden seeds and decorative garden items, fertilizers and applicators for use by consumers for lawn and garden care and (ii) participate in a joint venture to market a series of gardening and home improvement books for consumers (such clauses (i) and (ii), collectively, the "Business"), including any additions to such assets, properties and rights in the ordinary course of business between the date hereof and the Closing, but specifically excluding (X) the Excluded Assets (as defined in Section 1.2) and (Y) any deletions to such assets, properties and rights in the ordinary course of business consistent with past practices, except as prohibited by Section 5.1, between the date hereof and the Closing (the "Assets"), including, but not limited to:

                  (a) The originals or copies of records, operating data and business files, including, but not limited to, customer lists and files, customer credit files, advertising materials and sales literature, information directly relating to purchasing histories and procedures, vendor files and financial records (including all sales invoices and purchase order records and supporting documents with respect to accounts receivable and accounts payable outstanding at the Closing), other marketing information, and electronic files of employee data for the Transferred Employees (as defined in Section 7.1(a)) which are in the Seller's possession on the Closing Date (as defined in Section 10.1);

                  (b) (i) Copyrights, trade names, trademarks, service marks and trademark and service mark registrations and registration applications, including the goodwill associated with the same, including, but not limited to those listed on Schedule 3.9 hereto (the "Trademarks"); (ii) inventions, patents and patent applications (including utility patents and applications), including, but not limited to those listed on
         Schedule 3.9 hereto (the "Patents"); (iii) governmental registrations, registration applications, temporary registrations, all data pertaining to such registrations as submitted to governmental agencies, experimental use permits, applications and emergency use exemptions, including, but not limited to those listed on Schedule 3.9 hereto (the "Registrations"), and (iv) trade secrets, processes or any other proprietary intellectual property rights, including, but not limited to, those listed on Schedule 3.9 hereto (collectively, the "Other Intellectual Property");

                  (c) Governmental authorizations, licenses and permits (other than the Registrations), including, but not limited to, those listed on
         Schedule 3.16 (collectively, the "Permits");

                  (d) Real property (including the buildings, improvements and fixtures located thereon), including that which is listed on Schedule 3.6(a) (the "Real Property");

                  (e) Contracts, agreements, intellectual property licenses, arrangements, instruments, undertakings, commitments or understandings (other than the Leases as defined in 1.1(g)), including any renewals and amendments thereto and any new contracts entered into prior to the Closing in accordance with the terms of this Agreement and in the ordinary course of business, and including those listed on Schedule 3.17, but excluding any such contracts that expire or are terminated prior to Closing (the "Contracts");

                  (f) Machinery, motor vehicles, tools, furniture, instruments, laboratory equipment, research equipment, fixtures and personal property, including, but not limited to those listed on Schedule 1.1(f) hereto, and to the extent not included therein, those at Seller's Fort Madison, Iowa and Corwen, UK facilities (the "Equipment");

                  (g) Leases of Real Property and Equipment, including those listed on Schedule 3.8 (the "Leases");

                  (h) Computer, data processing and telecommunications systems software, equipment and databases, including those listed on Schedule
         3.9 (the "Software");

                  (i) Accounts receivable of the Business, net of trade or other discounts, as of the Closing;

                  (j) Inventories shown on the books of the Business, including, but not limited to, raw materials, finished goods and products, goods and products in process, and other materials and supplies on hand and in transit, as of the Closing; and

                  (k) All property, factual knowledge and information to the extent used by the Seller principally in the Business, including all chemical, biochemical, organic and manufacturing information and/or formulation procedures whether or not capable of precise separate description, but which in an accumulated form gives to the one acquiring it an ability to study, test or produce something which one otherwise would not have known how to study, test or produce with the accuracy or precision necessary for commercial success or acceptance by governmental regulatory agencies.

         SECTION 1.2. EXCLUDED ASSETS. The Assets shall not include assets, properties and rights of Seller not currently used principally in the Business, and all other assets, properties and rights identified on Schedule 1.2 (the "Excluded Assets").

         SECTION 1.3. TRANSFER. The sale, conveyance, transfer, assignment and delivery of the Assets by the Seller to the Buyer will be effected by such deeds, bills of sale, endorsements, assignments, transfers and other instruments of transfer and conveyance in forms reasonably satisfactory to the parties, and the Seller and the Buyer hereby agree to cooperate in executing any such further instruments necessary to consummate the transfer after the Closing Date as may be reasonably requested from time to time by the parties.

                          ARTICLE II. - PURCHASE PRICE

         SECTION 2.1. PURCHASE PRICE. The purchase price for the Assets shall be Three Hundred Million Dollars ($300,000,000.00) subject to adjustment in accordance with Section 2.2 hereof and, if applicable, Article 6 hereof (the "Purchase Price"). The Purchase Price is payable by Buyer to Seller at Closing in immediately available funds by wire transfer.

         SECTION 2.2. PURCHASE PRICE ADJUSTMENT.

                  (a) At least five (5) business days prior to the Closing, the Seller shall furnish to the Buyer a statement setting forth the Seller's best estimate of Working Capital (as defined in Section 2.2(b)) as of the Closing Date (the "Estimated Working Capital"), based on the most recent unaudited financial statements of the Business prepared in the ordinary course of business. To the extent that the Estimated Working Capital is less than (or greater than) the sum of $86,000,000 plus the Load Adjustment, if any, the cash payable to the Seller at the Closing shall be decreased (or increased) dollar for dollar by the amount of such difference; provided, however, that no adjustment to the Purchase Price shall be made if the difference between Estimated Working Capital and $86,000,000 plus such Load Adjustment is less than $1,000,000. For purposes of this Section 2.2, "Load Adjustment" shall mean the amount, calculated utilizing a weighted average methodology, equal to the difference between (i) the value of the accounts receivable reflected on the books of the Business with respect to inventory deployed at Monsanto's initiative into Central Garden & Pet Company branches and sub-agent branches from the date hereof through the Closing in excess of Ten Million Dollars ($10,000,000), which inventory is not sold through to retail customers prior to the Closing, and (ii) the inventory value of such accounts receivable for inventory not sold through to retail customers prior to the Closing.

                  (b) Within sixty (60) days after the Closing Date, the Buyer shall cause its independent auditors to prepare and deliver to the Seller a statement setting forth each of the components of Working Capital as of the close of business on the Closing Date (the "Statement of Working Capital"). As used herein, the term "Working Capital" consists of the following items relating to the Business and included in the Assets (i) accounts receivable of the Business, net of trade or other discounts; plus (ii) inventory calculated on a first-in, first-out basis (excluding the inventory premium associated with the acquisition of the Ortho business as shown in the Financial Statements); minus (iii) accounts payable and accrued liabilities, except such payables and accrued liabilities which are Excluded Liabilities (as defined in Section 2.3); provided that the items described in clauses (i) through (iii) above shall be determined in accordance with the principles set forth on Schedule 2.2(b) attached hereto, and in each case shall be determined as of the close of business on the Closing Date. The Statement of Working Capital shall be prepared in accordance with the principles set forth on Schedule 2.2(b) attached hereto.

                  (c) During the thirty (30) days immediately following the receipt of the Statement of Working Capital by the Seller, the Seller and its accountants shall, at the Seller's expense, be entitled to review the Statement of Working Capital and any working papers, trial balances and similar materials (collectively, "Working Papers") relating to the Statement of Working Capital prepared by the Buyer. During such thirty (30) day period, the Buyer will provide the Seller and its accountants with access, not unreasonably interfering with the operations of the Business, during normal business hours, to the personnel, properties, books and records of the Business. The
         Statement of Working Capital shall become final and binding upon the parties on the thirty-first (31st) day following delivery thereof unless the Seller gives written notice to the Buyer of its disagreement with the Statement of Working Capital (a "Notice of Disagreement") prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement is delivered by the Buyer, then the Statement of Working Capital (as revised, if at all, in accordance with this Section 2.2), shall become final and binding upon the parties on the earlier of (X) the date the parties hereto resolve in writing all differences they have with respect to any matter specified in the Notice of Disagreement or (Y) the date all matters in dispute are finally resolved by the Independent Accounting Firm (as defined below) (the date on which the Statement of Working Capital so becomes final and binding being hereafter referred to as the "Final Determination Date"). During the thirty (30) days immediately following the delivery of any Notice of Disagreement, the Buyer and the Seller shall seek in good faith to resolve in writing any differences which they may have with respect to any matters specified in such Notice of Disagreement. During such period, the Buyer and the Seller shall have access to the other's working papers prepared in connection with the Statement of Working Capital and the Notice of Disagreement, as the case may be. At the end of such thirty (30) day period, the Buyer and the Seller shall submit to an independent, national public accounting firm which has no prior relationship with the Buyer or the

         Seller (the "Independent Accounting Firm") for review and resolution of any and all matters which remain in dispute and which are included in the Notice of Disagreement. The Independent Accounting Firm shall reach a final resolution of all matters and shall furnish such resolution in writing to the Buyer and Seller as soon as practicable, but in no event more than thirty (30) days, after such matters have been referred to the Independent Accounting Firm. Such resolution shall be made in accordance with this Agreement and will be conclusive and binding upon the Buyer and the Seller. The cost of such resolution shall be allocated to the parties such that the party against whom any item set forth in the Notice of Disagreement is resolved shall bear the costs attributable to such item.

                  (d) Upon final determination of the Working Capital in accordance with this Section 2.2, the following purchase price adjustment will be paid in accordance with Section 2.2(f) (the "Purchase Price Adjustment"):

                             i. If Working Capital (as finally stated in the
                  Statement of Working Capital) is greater than the Estimated Working Capital by more than $1,000,000, then the Buyer shall pay to the Seller the amount by which Working Capital exceeds the Estimated Working Capital; or

                             ii. If Working Capital (as finally stated in the
                  Statement of Working Capital) is less than the Estimated Working Capital by more than $1,000,000, then the Seller shall pay to the Buyer the amount by which the Estimated Working Capital exceeds Working Capital.

         If Working Capital is equal to Estimated Working Capital or the adjustment would be less than $1,000,000, no adjustment shall be made to the Purchase Price.

                  (e) If no Notice of Disagreement has been given by the Seller, the Seller shall remit to the Buyer or the Buyer shall remit to the Seller, as the case may be, in immediately available funds, all amounts constituting a Purchase Price Adjustment within thirty-three (33) days after receipt by the Seller of the Statement of Working Capital in accordance with this Section 2.2. If the Seller gives the Buyer a Notice of Disagreement, payment shall be made in immediately available funds within three (3) business days after the Final Determination Date. Each payment made pursuant to this

         Section 2.2 shall be made with interest on the amount of such payment at an annual rate equal to the prime interest rate per annum as stated in the Wall Street Journal on the date of such payment for the period from the Closing Date to the date of payment.

         SECTION 2.3. ASSUMPTION OF LIABILITIES. At the Closing, pursuant to one or more written agreements in a form reasonably satisfactory to the parties, the Buyer will assume and agree to pay, perform and discharge, and, to the extent set forth herein, to indemnify Seller against and hold it harmless from, all obligations and liabilities of the Seller relating to the Assets or the Business of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, which arise, accrue or are incurred before or after the Closing Date relating to or based upon the past, present or future Business or operation of the Assets or the Business as heretofore, currently or hereafter conducted ("Assumed Liabilities"), including without limitation: (i) all liabilities and obligations of Seller under the Contracts, Permits or Leases included in the Assets; (ii) all accounts payable and accrued liabilities; (iii) all liabilities shown on the books and records of the Business as of the Closing Date; (iv) the obligations with respect to the Transferred Employees in accordance with Article 7 of this Agreement; (v) the obligations of Seller pursuant to Section 2.3 of that certain Asset Purchase Agreement, dated April 15, 1996 by and between the Seller and White Swan, Ltd.; and (vi) all liabilities under Environmental Laws (as defined in Section 3.15). Notwithstanding the foregoing, the Assumed Liabilities shall not include, and Buyer shall not assume or become liable for, the obligations and liabilities of Seller set forth on Schedule 2.3 (the "Excluded Liabilities").

         SECTION 2.4. PURCHASE PRICE ALLOCATION. Seller and Buyer agree that they will report (and will cause their respective Affiliates to report, as appropriate), to the extent required under Section 1060 of the Internal Revenue Code of 1986, as amended or any successor federal tax legislation (the "Code") and the temporary regulations thereunder and any other applicable laws and regulations, the allocation of the Purchase Price (and all other capitalized costs) to the Assets in a manner consistent with an appraisal to be performed within ninety (90) days after the Closing Date. The firm conducting the appraisal shall be selected by agreement between Seller and Buyer. The cost of the appraisal shall be borne equally by the Buyer and the Seller.

         SECTION 2.5. LIKE-KIND EXCHANGE. Notwithstanding any other provision hereof, in the event that Seller desires to transfer any of the Assets located in the United States as part of a like-kind exchange pursuant to Section 1031 of the Code, Buyer agrees that Seller may, upon prior written notice to Buyer, assign its rights under this Agreement (but not its obligations under the Agreement) insofar as may be required in order to effect such exchange, and thereafter such assignee shall have such rights as assigned; provided, however, Seller agrees to indemnify the Buyer for, and to hold the Buyer harmless from and against, any and all damages arising or resulting from, such assignment or like-kind exchange; and provided, further, that the Buyer shall incur no additional costs, expenses, fees, delays or liabilities of any kind as a result of or connected with such like-kind exchange.

             ARTICLE III. - SELLER'S REPRESENTATIONS AND WARRANTIES

         The Seller makes the representations and warranties set forth in this Article.

         SECTION 3.1. ORGANIZATION AND CORPORATE STANDING. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on and conduct the Business as it is now being conducted and to own or lease the Assets, and is duly qualified and in good standing in every jurisdiction in which the conduct of the Business or the ownership of the Assets requires it to be so qualified, and the absence of such qualification would have a material adverse effect. For purposes of Articles III, V and VI of this Agreement, a material adverse effect shall mean any material adverse effect on the financial condition, the Assets or the operation of the Business, taken as a whole. The terms "material" and "material adverse change" shall have a corresponding meaning.

         SECTION 3.2. CORPORATE POWER AND AUTHORITY. The Seller has the right, power and capacity to execute, deliver and perform this Agreement and all the documents and instruments referred to herein and contemplated hereby together with all other agreements to be signed or delivered at Closing (the "Transaction Agreements") and to consummate the transaction contemplated by this Agreement. The execution, delivery and performance of this Agreement and the Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been, and each of the Transaction Agreements after execution and delivery thereof at the Closing will have been, duly and validly executed and delivered by the Seller and constitute the Seller's legal, valid and binding obligations, enforceable in accordance with their respective terms.

         SECTION 3.3. [INTENTIONALLY OMITTED].

         SECTION 3.4. ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth on Schedule 3.4, since December 31, 1997, the Seller has conducted the Business in the ordinary course in all material respects, and has not:

                  (a) suffered any damage or destruction to the Assets which individually or in the aggregate had a material adverse effect on the Assets or the Business;

                  (b) caused the Business to incur or discharge any obligation or liability, except in the ordinary course of business or obligations and liabilities that did not have a material adverse effect;

                  (c) increased the rate or terms of the compensation payable to the Transferred Employees (as defined in Section 7.1(a)); or increased or amended any Employee Benefit Plan (as defined in Section 3.12) in which the Transferred Employees participate; granted any severance or termination pay to any Transferred Employee; or entered into any employment, deferred compensation or similar agreement with any Transferred Employee, except increases, amendments, grants or agreements occurring in the ordinary course of normal periodic performance reviews and related compensation and benefit increases, or as required by any Contract;

                  (d) incurred any material adverse change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a material adverse change;

                  (e) effected any change in any method of accounting or accounting practice with respect to the Business other than any change required to conform to GAAP;

                  (f) incurred any indebtedness for borrowed money or agreed to become contingently liable, by guaranty or otherwise, for the obligations or indebtedness of any other Person, other than endorsement of negotiable instruments for deposit or collection;

                  (g) other than as disclosed in any Schedule to this Agreement or except in the ordinary course of business consistent with past practices, engaged in any transaction with any Affiliate;

                  (h) created or assumed any Lien (as defined in Section 3.6) on the Assets, except for Permitted Liens (as defined in Section 3.6);

                  (i) sold, transferred or otherwise disposed of any of the Assets, except in the ordinary course of business and transfers which did not have a material adverse effect;

                  (j) waived any claims or rights, except any waiver which did not have a material adverse effect;

                  (k) entered into, amended or terminated any material contract, agreement, franchise, permit or license except in the ordinary course of business and except that did not have a material adverse effect;

                  (l) acquired any assets which are material, individually or in the aggregate, to the Business, except in the ordinary course of business and except that did not have a material adverse effect;

                  (m) made any capital expenditure or commitment for a capital expenditure, for additions to or improvements to property, plant or equipment, except in the ordinary course of business consistent with past practice;

                  (n) suffered any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Business, which employees were not subject to a collective bargaining agreement as of December 31, 1997, or any lockouts, strikes, material slowdowns, material work stoppages or, to the Seller's knowledge, threats thereof, by or with respect to such employees;

                  (o) made any payment or other distribution reducing any Excluded Liability, other than in the ordinary course of business consistent with past practice; or

                  (p) agreed to take any action described in this Section 3.4.

         SECTION 3.5. NO VIOLATION OF LAW. Except as described on Schedule 3.5, to the Seller's knowledge, the Seller is not in violation of any applicable foreign, local, state, federal or foreign law, ordinance, regulation, order, judgment, injunction or decree, or any other requirement of any arbitrator, governmental or regulatory official, body, agency or authority or court binding on it, or relating to the Assets or the Business, except for violations, if any, which would not have a material adverse effect. Except as set forth in Schedule 3.5, Seller has received no written notice of an enforcement action against Seller relating to the Business in connection with any violation or alleged violation of applicable law.

         SECTION 3.6. PROPERTIES.

                  (a) Schedule 3.6(a) sets forth a list of Real Property that the Seller owns or leases, has agreed (or has an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease, which is included in the Assets, together with, in the case of Real Property owned, any title insurance policies and surveys with respect thereto and any title defects or objections, liens, restrictions, claims, charges, security interests, easements or other encumbrances (each, a "Lien") thereon except Permitted Liens (as defined below).

                  (b) Schedule 3.6(b) sets forth a list of all material personal property used in the Business included in the Assets, including but not limited to the Equipment and other trade fixtures and fixed assets, which the Seller owns, leases or subleases.

                  (c) (i) The Real Property includes all real property, as is used or held for use primarily in connection with the conduct of the Business as of Closing;

                         (ii) The plants, buildings, structures and equipment
                  included in the Assets have no material defects, are in good operating condition and repair and have been reasonably maintained (ordinary wear and tear excepted), are suitable for their present uses and, in the case of plants, buildings and other structures, are structurally sound.

                        (iii) The plants, buildings and structures included in
                  the Assets currently have access to (1) public roads or valid easements over private streets or private property for such ingress to and egress from all such plants, buildings and structures and (2) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, as is reasonably necessary for the conduct of the Business.

                         (iv) To the Seller's knowledge, none of the material
                  structures on the Real Property encroaches upon real property of another Person, and no structure of any other Person substantially encroaches upon any Real Property.

                  (d) Except for (X) the Liens set forth on Schedule 3.6(d); and
         (Y) Permitted Liens (as defined herein), the Seller (i) has good and marketable fee simple title to all Real Property which is identified as "Owned Real Property" on Schedule 3.6(a), and (ii) owns such Owned Real Property, free and clear of all Liens. "Permitted Liens" are (A) Liens for taxes not yet due and payable; (B) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business, payment for which is not yet due or which is being contested in good faith; (C) deposits to secure the performance of utilities, leases, statutory obligations and surety and appeal bonds and other obligations of a like nature incurred in the ordinary course of business; and (D) title defects or objections, liens, restrictions, claims, charges, security interests, easements or other encumbrances that do not materially affect the use and enjoyment of such property for the purposes for which it is currently used. The Real Property constitutes all of the real property used in the Business, except for Excluded Assets.

         SECTION 3.7. TITLE TO ASSETS. The Seller has good and marketable title to the Assets which it owns, free and clear of all Liens, except (i) as set forth on Schedule 3.7 and (ii) Permitted Liens.

         SECTION 3.8. LEASES. Schedule 3.8 contains a list of material Leases (including any capital leases) and lease-purchase arrangements pursuant to which the Seller leases Real Property or Assets from others. Except as set forth on
Schedule 3.8, (i) all of the Leases are in full force and effect and have not been modified or amended in any material respect, and (ii) there are no disputes, oral agreements or forbearance programs in effect as to the Leases except disputes, agreements and forbearance programs, if any, which would not have a material adverse effect. There has not occurred any default by the Seller of any such lease, except for defaults, if any, which would not have a material adverse effect, and to the Seller's knowledge, there has not occurred any material default thereunder by any other party thereto except for defaults, if any, which would not have a material adverse effect.

         SECTION 3.9. INTELLECTUAL PROPERTY. Schedule 3.9 sets forth a list of all Trademarks, Patents, Registrations, Software and Other Intellectual Property (collectively the "Rights"). Except as set forth on Schedule 3.9, the Seller owns or is licensed to use all the Rights, free and clear of any Liens, except for any Liens which would not have a material adverse effect. Unless otherwise noted on Schedule 3.9, none of the Rights is subject to any pending or, to the knowledge of the Seller, threatened challenge or reversion, except such challenges which would not have a material adverse effect. To the Seller's knowledge, the conduct of the Business as now being conducted, and the use of the Rights in the conduct of the Business, do not infringe or otherwise conflict with any trademarks, patents, registrations, or other intellectual property or proprietary rights of others, nor has any claim been made that the conduct of the Business as now being conducted infringes or otherwise is covered by the intellectual property of a third party, except for any conflict or infringement which would not have a material adverse effect. To the knowledge of the Seller, none of the Rights are currently being infringed by a third party.

         SECTION 3.10. LITIGATION. Schedule 3.10 sets forth all litigation, suits, actions, investigations, indictments or informations, or proceedings or arbitrations pending, or to the knowledge of the Seller, threatened, before any court, arbitration tribunal, or judicial, governmental or administrative agency, against the Seller relating to the Business or the Assets that would have a material adverse effect. Further, except as set forth in Schedule 3.10, there are no judgments, orders, writs, injunctions, decrees, indictments or informations, grand jury subpoenas or civil investigative demands, or awards against the Seller relating to the Business or the Assets that would have a material adverse effect.

         SECTION 3.11. EMPLOYEES OF THE BUSINESS. Schedule 3.11 sets forth the names and current compensation of all employees of the Seller who are now working primarily in the Business (the "Employees"). Except as set forth on
Schedule 3.11, Seller has not received a copy of any agreement to which an Employee is a party which would adversely affect the performance of his (or her) duties as an employee of the Buyer.

         SECTION 3.12. EMPLOYEE BENEFIT PLANS. Except as described on Schedule 3.12, the Seller's Employees do not participate in any employee benefit plans, as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA") nor any other type of retirement, deferred compensation, insurance, bonus, medical, stock option, profit sharing, severance, retention, vision, dental, vacation policy or other plan ("Employee Benefit Plans"). The Seller has provided to the Buyer complete and correct copies of all Employee Benefit Plans, related trust agreements, insurance contracts or other related agreements, the current summary plan description for each Employee Benefit Plan subject to ERISA, and any similar description of any other Employee Benefit Plan. None of the Seller's

Employees participate in a multiemployer plan (as defined in Section 3(37) of ERISA) which is subject to Title IV of ERISA. The Employee Benefit Plans do not violate any applicable local, state, federal or foreign law, ordinance, regulation, order, judgment, injunction or decree or any other requirement of any arbitrator or governmental or regulatory official, body, agency or authority or court binding on it (including ERISA and the Code) except for violations, if any, which would not have a material adverse effect. To Seller's knowledge, the Assets are not currently subject to a lien or other process under Title IV of ERISA and, except as described on Schedule 3.12, to the Seller's knowledge, there is no threatened or pending action related to the Employee Benefit Plans by an Employee or former employee, a plan participant, the Department of Labor, Internal Revenue Service or Pension Benefit Guaranty Corporation or any other party. Any group health plan maintained by the Seller covering any Employee or former employee has, to Seller's knowledge, been administered in all material respects in compliance with the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985. Except as set forth in Schedule 3.12, no officer of the Seller has agreed to any future increases in benefit levels or the creation of new benefits with respect to any Employee Benefit Plan.

         SECTION 3.13. COLLECTIVE BARGAINING. Except as described on Schedule 3.13, Seller has no labor contracts or collective bargaining agreements covering wages, hours or working conditions for any of the Employees and no collective bargaining agreement or union contract is currently being negotiated by the Seller. None of the Employees are represented by any union or labor organization.

         SECTION 3.14. LABOR MATTERS. The Seller is not in violation of any applicable local, state, federal or foreign law, ordinance, regulation, order, injunction, judgment or decree, or any other requirement of any arbitrator or governmental or regulatory official, body, agency or authority or court binding on it, respecting employment and employment practices except for violations, if any, which would not have a material adverse effect. Except as set forth in
Schedule 3.14, the Seller has not received any written notification that any of the Employees have any claim against the Seller. The Seller has received no notice of any charge of, nor are there any actions or proceedings relating to, unfair labor practices by the Seller pending before the National Labor Relations Board, the Equal Employment Opportunity Commission, or the United States Department of Labor. There is no labor strike or, to the knowledge of Seller, any other labor trouble pending or threatened against the Business. To the Seller's knowledge, there have not been any attempts to organize non-union employees.

         SECTION 3.15. ENVIRONMENTAL MATTERS.

                  (a) Definitions. For purposes of this Section 3.15, the following definitions apply:

                             i. The term "Environmental Claims" means any and
                  all administrative, regulatory or judicial actions or proceedings relating to the Release (as defined in (v) below) or alleged Release into the environment of any Hazardous Material (as defined in (iii) below), including, without limitation, Claims by any governmental or regulatory authority or by any third party or other person for enforcement, mitigation, cleanup, removal, response, remediation or other actions for damages, fines, penalties, contribution, indemnification, cost recovery, compensation or injunctive or declaratory relief pursuant to any Environmental Law (as defined in (ii) below).

                             ii. The term "Environmental Laws" means all
                  federal, state and local laws, rules and regulations relating to the regulation or protection of human health, safety, natural resources or the environment and applicable to the Business, including but not limited to the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended; the ComprehensivE Environmental Response, Compensation & Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended; the Clean Water Act, 33 U.S.C. Section 1251, et seq., as amended; the Clean Air Act, 42 U.S.C.
                  Section 7401, et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., as amended; and the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136, et seq., as amended.

                             iii. The term "Hazardous Materials" means any
                  substance or material that is included within the definition of a "hazardous substance," "hazardous waste," "hazardous constituent," "hazardous material," "hazardous chemical" or "extremely hazardous substance" contained in the Environmental Laws.

                             iv. The term "Off-Site Facility" means any site or
                  property other than the Real Property used by, for or in connection with the Business.

                             v. The term "Release" means spilling, leaking,
                  pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Materials).

                  (b) Seller's Premises. Except as disclosed in Schedule 3.15, to the Seller's knowledge, during the Seller's ownership and operation of the Business, there have been no Releases of Hazardous Materials to the Real Property that would have a material adverse effect, nor are there any pending Environmental Claims against or relating to the Business that would have a material adverse effect.

                  (c) Off-Site Facilities. Except as disclosed in Schedule 3.15, to the Seller's knowledge: there are no pending Environmental Claims against any Off-Site Facility and relating to any transportation, recycling, handling, treatment, storage or disposal of Hazardous Materials used or generated by the Seller, its Affiliates (as defined in Section 12.11) or by its toll contractors on behalf of Seller that are expected to have a material adverse effect (on the Business); there are no pending Environmental Claims against any Off-Site Facility relating to the production, formulation, packaging or mixing of products on behalf of the Seller or its Affiliates that are expected to have a material adverse effect and there are no pending Environmental Claims arising from the use, application, release or testing of any products of the Business at any Off-Site Facility that are expected to have a material adverse effect.

         SECTION 3.16. PERMITS. Schedule 3.16 contains a list of all material Permits. The Permits disclosed on

Schedule 3.16 are all material Permits or other authorizations of governmental authorities necessary or required for the production and sale of products of the Business or for the conduct of the Business as is being conducted by Seller as of the Closing Date. There is no action pending, or to the Seller's knowledge, threatened, seeking the revocation, cancellation, suspension or adverse modification or amendment of any Permit, which action, if determined adversely to the Business, would have a material adverse effect.

         SECTION 3.17. CONTRACTS. Schedule 3.17 sets forth a list of the material Contracts. For purposes of this Section 3.17, "material" shall mean any
(i) contract which requires payments by or to the Business of $200,000 or more in the aggregate; (ii) contract for employment of any employee; (iii) agreement for the sale (otherwise than in the ordinary course of business) of any material Assets; (iv) agreement, contract or indenture relating to the borrowing of money; (v) agreement with unions; (vi) lease of any real or personal property involving an annual rental of $200,000 or more; and (vii) agreement restricting the Business from competing with any person or in any geographic area. Except as set forth on Schedule 3.17, such Contracts are valid, in full force and effect and have not been modified or amended. To the Seller's knowledge, there are no disputes, oral agreements or forbearance programs in effect as to the Contracts except for disputes, agreements and forbearance programs, if any, which would not have a material adverse effect. There has not occurred any default by Seller of any such Contracts except for defaults, if any, which would not have a material adverse effect and, to the Seller's knowledge, there has not occurred any default thereunder by any other party thereto except for defaults, if any, which would not have a material adverse effect.

         SECTION 3.18. REQUIRED CONSENTS, APPROVALS AND FILINGS. Except as set forth in Schedule 3.18, no consent or approval is required by virtue of the execution hereof by the Seller or the consummation of any of the transactions contemplated herein by the Seller to avoid the violation or breach of, or the default under, or the creation of a lien or other encumbrance on the Assets pursuant to the terms of any regulation, order, decree or award of any court or governmental agency or any lease, agreement, contract, mortgage, note or license to which the Seller is a party or to which the Business or the Assets is subject, the absence of which would have a material adverse effect. Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), and as set forth on Schedule 3.18, there are no filings or similar procedures required of Seller with respect to any governmental body in connection with the consummation of the transactions contemplated hereby.

         SECTION 3.19. NO CONFLICT. Subject to obtaining the consents and approvals and making the filings described in Section 3.18 and except as set forth on Schedule 3.19, the execution, delivery and performance of this Agreement by the Seller, and the consummation of the transactions contemplated herein by the Seller will not: (i) violate or conflict with any of the provisions of any charter document or bylaw of the Seller, or (ii) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, or other agreement, document or instrument to which the Seller is a party or by which the Seller or the Business or Assets may be bound or affected, or (iii) violate any provision of law or any valid and enforceable requirement, order, judgment, decree or ruling of any court, arbitrator, governmental or regulatory official body or authority, to which the Seller is a party or by which it, the Business or Assets may be bound or affected, or (iv) result in the creation or imposition of any Lien upon any Asset except as to clauses (i) through (iv) above, any such matters that would not (x) have a material adverse effect, or (y) prevent the consummation of the transactions contemplated herein.

         SECTION 3.20. ASSETS ARE YEAR 2000 COMPLIANT. All of the computer, data processing and telecommunications systems software, equipment and databases (the "Information Systems") that are being transferred to the Buyer as part of the Assets are warranted to be year 2000 compliant by the vendors from whom Seller purchased, leased or licensed the Information Systems except as set forth in
Schedule 3.20 and except any noncompliance which would not have a material adverse effect.

         SECTION 3.21. FOREIGN CUSTOMERS. Schedule 3.21 contains a true and correct list of the largest ten (10) foreign customers (based on sales for the fiscal years 1996 and 1997, respectively) of the Business for the last two years. Except as set forth in Schedule 3.21, the Seller has no knowledge which might reasonably indicate that any of its ten (10) largest foreign customers (based on sales for the fiscal year 1997) intends to cease dealing with the Seller or materially reduce its business with the Seller.

         SECTION 3.22. INVENTORY. All raw materials, works-in-process, and finished goods, including but not limited to finished goods purchased for resale, held by the Business for manufacturing, assembly, processing, finishing, sale, or resale to others, from time to time in the ordinary course of the Business, whether or not reflected in the Financial Statements, are of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below standard quality, all of which do not have a material adverse effect. Items included in the foregoing are carried on the books of the Business, and are valued in the Financial Statements, at the lower of cost or market and, in any event, at not greater than their net realizable value, after appropriate deduction for costs of manufacture, marketing costs, transportation expense, and allocation of overhead, except that glyphosate-based products are carried on the books of the Business at the adjusted transfer price of * as set forth in the notes to the Financial Statements.

         SECTION 3.23. ACCOUNTS Receivable. All accounts receivable of the Business set forth in the Statement of Working Capital represent or will represent valid obligations arising from sales actually made in the ordinary course of business or in accordance with the distribution alliance agreements between Solaris and Central Garden and Pet Company and are fully collectible in the aggregate amount thereof in the ordinary course of business (assuming diligent collection efforts of the Buyer following the Closing consistent with past practices of the Business), subject to normal and customary trade discounts and less the reserve for doubtful accounts recorded on the Statement of Working Capital.

---------------

* Confidential provision omitted and filed separately with the SEC, based upon a request for confidential treatment filed with the SEC.

         SECTION 3.24. ASSETS. Except for assets disposed of in the ordinary course of business consistent with past practices and Excluded Assets, the Assets consist of all assets which have been used in the Business since December 31, 1997. Together with the assets and rights to be made available to the Buyer pursuant to the Supply Agreement (described in Section 8.6) and the Transition Services Agreement (described in Section 8.8), the Assets include all material assets which are reasonably required to (i) operate the Business in the manner the Business is being conducted by the Seller as of the Closing Date, and (ii) allow Buyer to perform its obligations under the Formulation Agreement (as defined in Section 8.7).

         SECTION 3.25. INSURANCE. The Seller has provided to Buyer summaries of all insurance policies owned by the Seller or inuring to the Seller's benefit which insure any part of the Assets or the Business. All such insurance policies are in full force and effect. The Seller has not knowingly made any false statements in any application for such policies, and the Seller has no knowledge of any failure to pay any premiums when due, or any other set of facts or circumstances which might form the basis for termination of any such policies. The Seller will maintain such insurance between the date hereof and the Closing Date.

         SECTION 3.26. PRODUCTS. Each of the products produced or sold by the Seller in connection with the Business prior to the Closing (i) is, and except as disclosed in Schedule 3.5, at all times has been, in compliance in all material respects with all applicable Federal, state, local and foreign laws and regulations and (ii) except as would not have a material adverse effect is, and at all relevant times has been, fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made on the container or label for such product or in connection with its sale. Except as would not have a material adverse effect, there is no design defect with respect to any of such products, and each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws and current industry practice with respect to its contents and use.

         SECTION 3.27. TAXES. The Seller has timely paid all Taxes payable by it for any Tax period (or portion thereof) ending on or before the close of business on the Closing Date, or, with respect to any Tax period beginning before and ending after the Closing Date, any portion thereof ending with the close of business on the Closing Date (the "Pre-Closing Tax Period") which will have been required to be paid on or prior to the Closing Date, the non-payment of which would result in a Lien on any Assets, would otherwise materially adversely affect the Business or would result in the Buyer becoming liable or responsible therefor.

         SECTION 3.28. NO UNDISCLOSED MATERIAL LIABILITIES. Except as set forth on Schedule 3.28, there are no material liabilities of a type required to be disclosed or provided for in the Financial Statements of the Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and, to the Seller's knowledge, there is no condition, situation or set of circumstances which could reasonably be expected to result in any such liability, other than:

                             i. liabilities disclosed in the Financial
                  Statements for the fiscal year ended December 31, 1997; and

                             ii. liabilities incurred in the ordinary course of
                  business consistent with past practices since December 31, 1997 which would not in the aggregate have a material adverse effect.

         SECTION 3.29. TRANSACTIONS WITH AFFILIATES. Except as set forth on
Schedule 3.29, the Seller is not a party to any material agreement, arrangement or understanding or other obligation with any Affiliate of the Seller with respect to the Assets or the Business.

         SECTION 3.30. RULE 10B-5. No representation or warranty made by the Seller in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

         SECTION 3.31. DISCLAIMER. EXCEPT AS SET FORTH IN THIS ARTICLE 3, (a) SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE ASSETS OR THE BUSINESS, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO VALUE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FOR ORDINARY PURPOSES, OR ANY OTHER MATTER, AND (b) THE ASSETS AND BUSINESS OF THE SELLER BEING TRANSFERRED TO THE BUYER ARE CONVEYED ON AN "AS IS, WHERE IS" BASIS AS OF THE CLOSING, AND, EXCEPT TO THE EXTENT SET FORTH HEREIN, BUYER SHALL RELY UPON ITS OWN EXAMINATION THEREOF.

         SECTION 3.32. AGGREGATION. The representations and warranties of Seller set forth in this Article 3, disregarding any materiality, material adverse effect or knowledge qualifications contained in such representations and warranties, are true and correct with only such exceptions as would not in the aggregate be reasonably expected to cause a Loss (as defined in Section 11.1 herein) in excess of Two Million Dollars ($2,000,000.00).

              ARTICLE IV. - BUYER'S REPRESENTATIONS AND WARRANTIES

         The Buyer makes the representations and warranties set forth in this Article.

         SECTION 4.1. ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Ohio and has all requisite corporate power and authority to carry on and conduct its business as it is now being conducted, to own or lease its assets and properties and is duly qualified and in good standing in every jurisdiction in which the conduct of its business or ownership of its assets requires it to be so qualified, and the absence of such qualification would have a material adverse effect on the Buyer.

         SECTION 4.2. CORPORATE POWER AND AUTHORITY. The Buyer has the right, power and capacity to execute, deliver and perform this Agreement and the Transaction Agreements and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been, and each of the Transaction Agreements after execution and delivery thereof at the Closing will have been, duly and validly executed and delivered by the Buyer and constitute the Buyer's legal, valid and binding obligations, enforceable in accordance with their terms.

         SECTION 4.3. REQUIRED CONSENTS, APPROVALS AND FILINGS. Except as set forth in Schedule 4.3, no consent or approval is required by virtue of the execution hereof by the Buyer or the consummation of any of the transactions contemplated herein by the Buyer to avoid the violation or breach of, or the default under, or the creation of a Lien on assets of the Buyer pursuant to the terms of any regulation, order, decree or award of any court or governmental agency or any lease, agreement, contract, mortgage, note, license, or any other instrument to which the Buyer is a party or to which it or any of its property is subject, the absence of which would have a material adverse effect upon the Buyer's business, properties, financial condition, results of operations, or net worth. Except for filings under HSR, and as set forth on Schedule 4.3, to the Buyer's knowledge, there are no filings or similar procedures required with respect to any governmental body in connection with the consummation of the transactions contemplated hereby.

         SECTION 4.4. NO CONFLICT. Subject to obtaining the consent and approvals and making the filings described in Section 4.3, the execution and delivery of this Agreement by the Buyer, and the consummation of the transactions contemplated herein by the Buyer will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of any charter document or bylaw of the Buyer, (ii) violate, conflict with or result in breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, or other agreement, document or instrument to which the Buyer is a party or by which the Buyer or any of its properties may be bound, or (iii) violate any provision of law or any valid and enforceable requirement, court order, judgment or decree, or ruling of any court, arbitrator or governmental or regulatory official, body or authority to which Buyer is a party or by which Buyer or its properties may be bound, except, as to clauses (i) through (iii) above, any such matters that would not (X) have a material adverse effect upon Buyer's business, properties, financial condition, results of operations or net worth, or (Y) prevent the consummation of the transactions contemplated herein.

         SECTION 4.5. LITIGATION. There is no suit, investigation, action or other proceeding pending, or to the Buyer's knowledge, threatened before any court, arbitration tribunal, or judicial, governmental or administrative agency, against the Buyer which would have a material adverse effect on the ability of the Buyer to perform its obligations hereunder or which seeks to prevent the consummation of the transactions contemplated herein.

         SECTION 4.6. RULE 10B-5. No representation or warranty made by the Buyer in this Agreement contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

                     ARTICLE V. - COVENANTS OF THE PARTIES

         SECTION 5.1. OPERATIONS PENDING CLOSING. The Seller hereby agrees that, except as set forth on Schedule 5.1 or as consented to in writing by the Buyer, pending the Closing, the Seller will operate and conduct its business in the ordinary course consistent with past practice. Pursuant thereto and not in limitation of the foregoing:

                  (a) The Seller will maintain, in all material respects, the Assets in their present state of repair (ordinary wear and tear excepted), and will use commercially reasonable efforts to keep available the services of the Employees and to preserve the goodwill of the Business and relationships with the customers and suppliers, with whom it has business relations.

                  (b) Except as forth on Schedule 5.1(b), the Seller will not take any of the following actions after the date of this Agreement without the prior written consent of the Buyer:

                             i. Sell, transfer or otherwise dispose of any
                  material Assets other than in the ordinary course of business;

                             ii. Enter into any new material contract, lease, or
                  commitment relating to the Business or the Assets (for purposes of this Section 5.1, a "material" contract or commitment shall mean a contract or commitment which would be required to be disclosed on Schedule 3.17 hereto);

                             iii. Mortgage, pledge or subject to liens or other
                  encumbrances, any Assets, except by incurring Permitted Liens;

                             iv. Purchase or commit to purchase any capital
                  asset relating to the Business for a price exceeding $500,000 individually, or $1,000,000 in the aggregate;

                             v. Amend in any material respect or terminate any
                  Contract, including any Employee Benefit Plan (except as otherwise contemplated by this Agreement) or any insurance policy, in force on the date hereof relating to the Business or the Assets;

                             vi. Make any election with respect to Taxes, or any
                  change in a current election with respect to Taxes, affecting the Assets or the Business;

                             vii. Deploy more than $10,000,000 of inventory into
                  Central Garden & Pet Company branches and sub-agent branches during December 1998 without notifying the Buyer in writing of the amount of such excess;

                             viii. Agree or commit to do any of the foregoing;

                             ix. Take or agree or commit to take any action that
                  would make any representation or warranty of the Seller hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date; or

                             x. Take, or fail to take, any other action which
                  would require disclosure on Schedule 3.4 under the terms of
                  Section 3.4 hereof.

         SECTION 5.2. ACCESS From the date of this Agreement through the Closing Date, the Seller will (i) provide the Buyer and its designees (officers, counsel, accountants, actuaries, financing sources and other authorized representatives) with such information, other than the employee information set forth in Section 7.1 hereof, as the Buyer may from time to time reasonably request with respect to the Assets and the Business and the transactions contemplated by this Agreement, (ii) provide the Buyer and its designees access, during regular business hours and upon reasonable notice, to the property, books, records, offices, personnel, counsel, accountants and actuaries of the Seller as such relate to the Business, other than the personnel records set forth in Section 7.1 hereof, as the Buyer or its designees may from time to time reasonably request; provided, however, that Buyer's designees shall not intentionally interfere with or disrupt the ongoing management of the Business prior to Closing, and (iii) permit the Buyer and its designees to make such inspections thereof, as the Buyer may reasonably request. Any investigation will be conducted in such a manner so as not to interfere unreasonably with the operation of the business of the Seller, and any representative of Buyer shall, at all times while in Seller's facilities, be accompanied by an employee or representative of Seller. Buyer shall inform its representatives and agents of the Confidentiality Agreement, by and between Seller and Buyer, and shall cause said representatives to abide by such Confidentiality Agreement and Seller's rules and regulations regarding safety, security and operations.

         SECTION 5.3. PREPARATION OF SUPPORTING DOCUMENTS. In addition to such actions as the parties may otherwise be required to take under this Agreement or applicable law in order to consummate this Agreement and the transactions contemplated hereby and by the Transaction Agreements, the parties will take such action, furnish such information, and prepare, or cooperate in preparing, and execute and deliver such certificates, agreements and other instruments as the other party may reasonably request from time to time, before, at or after the Closing, with respect to compliance with obligations of the Buyer or the Seller in connection with the transactions contemplated hereby or by the Transaction Agreements.

         SECTION 5.4. APPROVALS OF THIRD PARTIES; SATISFACTION OF CONDITIONS TO CLOSING. The Seller and the Buyer will use their reasonable, good faith efforts, and will cooperate with one another, to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties, including, without limitation, all consents required by Sections 8.4, 8.5, 9.4 and 9.5. The Seller will use its reasonable, good faith efforts to obtain the satisfaction of the conditions specified in Article 9. The Buyer will use its reasonable, good faith efforts to obtain the satisfaction of the conditions specified in Article 8.

         SECTION 5.5. HART-SCOTT-RODINO NOTIFICATION. The Seller and the Buyer will each promptly prepare and file a notification with the United States Justice Department (the "Justice Department") and the Federal Trade Commission (the "FTC") as required by HSR by November 15, 1998. The Seller and the Buyer will cooperate with each other in connection with the preparation of such notification, including sharing information concerning sales and ownership and such other information as may be needed to complete such notification, and providing a copy of such notification to the other prior to filing. Each of the Seller and the Buyer will keep confidential all information about the other obtained in connection with the preparation of such notification. The Buyer will pay the filing fee required under the regulations promulgated pursuant to HSR. Buyer and Seller will cooperate to respond to all inquiries and requests for further information associated with the HSR filing. Buyer shall take all actions as are reasonably prescribed by the FTC or the Justice Department as conditions to the FTC's or the Justice Department's approval, pursuant to HSR, of the transaction contemplated hereby; provided, however, Buyer need not take any such action prescribed by the FTC or Justice Department which action, in the reasonable judgment of Buyer, would materially and adversely affect the value of the transactions contemplated by this Agreement or any other agreement between the parties.

         SECTION 5.6. FINANCIAL AND TAX SERVICES. It is recognized that one or more parties may need tax, financial or other data after the Closing Date with respect to the Business covering several fiscal periods prior to the Closing Date in order to facilitate the preparation of Tax returns or in connection with any audit, investigation, litigation, amended return, claim for refund or any proceeding in connection therewith or to comply with the rules and regulations of the Internal Revenue Service, the Securities and Exchange Commission or any other governmental organization or agency. The parties will render reasonable cooperation and will afford access during normal business hours to all books, records, data and personnel concerning use and ownership of the Assets and the operation and conduct of the Business, other than the personnel records set forth in Section 7.1 hereof, with respect to periods prior to and including the Closing Date to each other and their auditors, accountants, counsel or other authorized representatives for such purpose; provided, however, that Buyer's designees shall not intentionally interfere with or disrupt the ongoing management of the Business prior to Closing. The parties will also each execute such documents as the other may reasonably request in order to file any required reports or Tax returns and provide the other with prompt written notice upon receipt of any written claim, notice of deficiency or proposed or actual assessment pertaining to the Business which could affect the Tax liability of the other. The party requesting assistance from the other party will bear all reasonable out-of-pocket costs and expenses incurred by such assisting party (excluding salaries or wages of its employees).

         SECTION 5.7. TRANSFER TAXES. All sales or transfer Taxes, including but not limited to, document recording fees, real property transfer Taxes, sales and excise Taxes, arising out of or in connection with the consummation of the transactions contemplated herein shall be paid equally by the Buyer and the Seller.

         SECTION 5.8. COMPLIANCE WITH EEOC CONSENT DECREE. Seller hereby represents that it has complied in all material respects with each of the obligations imposed by the Consent Decree entered in the United States District Court for the Eastern District of Missouri in the matter of Billouin, et al. and the Equal Employment Opportunity Commission v. Monsanto Company and Chevron Chemical Company (the "Consent Decree"), up to and including the date of Closing. Seller will undertake reasonable efforts to have the Consent Decree vacated as soon as practicable following the Closing. From and after the Closing, Buyer will assume any remaining obligations imposed by the Consent Decree only to the extent provided by law; provided, however, that to the extent Seller has any obligations under the Consent Decree following the Closing, Buyer shall use reasonable efforts to assist Seller in complying with such obligations.

         SECTION 5.9.  [Intentionally Omitted]

         SECTION 5.10. AMENDMENT OF SCHEDULES. Each party hereto agrees that the parties shall have the right and the obligation as of the Closing Date to supplement or amend the Schedules hereto (except Schedule 1.2) with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, and subject to Section 9.1 and the rights set forth in Section 10.2, such supplement or amendment shall be deemed to cure any breach of the representation and warranty to which such Schedule applies with respect to such matter but shall not relieve the Seller of its obligations pursuant to Section
11.1 hereof.

         SECTION 5.11. CONSULTATION WITH WORKS COUNCIL. Prior to the Closing Date, the Seller agrees to consult with all appropriate Works Council in the European Union. Buyer agrees to provide Seller with information regarding its intent with respect to each overseas location with a Works Council for Seller's use in its consultations with such Works Councils. Buyer agrees to indemnify and hold Seller harmless for any and all Losses incurred as a result of its use of the information provided by the Seller. A list of overseas locations with Works Councils is attached as Schedule 5.11.

         SECTION 5.12. MONSANTO COMPLIANCE WITH OBLIGATIONS TO CHEVRON AND OTHER PREDECESSORS. From and after the Closing, Buyer shall use reasonable efforts to assist Seller in complying with Seller's continuing rights and obligations under the following agreements, which Seller has provided Buyer with true and correct copies of: (i) Sections 6.4, 6.6, 19.11(c), 19.14 and Article 16 of that certain Asset Sale Agreement and related agreements dated May 14, 1993, by and between Chevron Chemical Company and Monsanto Company; (ii) that certain Sale of Business Agreement dated May 5, 1997, by and between Monsanto Australia Limited, Monsanto Company, Defender Garden Products Pty. Limited, Defender Home Garden Pty. Limited and Select Harvests Limited; (iii) that certain Asset Purchase Agreement and related agreements, dated April 15, 1996 between Monsanto Company and White Swan, Ltd., (iv) those certain documents related to the "Phostrogen" Business Acquisition, dated June 6, 1997, by and between Monsanto p.l.c., Monsanto Company, Phostrogen Ltd., Gaskell Properties Ltd., and S.V. Gaskell; and (v) that certain Asset Purchase Agreement and related agreements, dated June 1, 1994, by and between Monsanto Canada Inc., Green Cross Garden Products Ltd., and Sun Gro Horticulture Canada Ltd. (collectively, the "Acquisition Agreements"). Buyer will cooperate with Seller to establish procedures necessary to enable Seller to comply with such obligations, including, but not limited to, providing to Seller all necessary information and assistance necessary to enable Seller to preserve and prosecute its rights to indemnification under the Acquisition Agreements.

         SECTION 5.13. CHEMCOPACK AGREEMENT. From and after the Closing, (i) Buyer shall use its reasonable efforts to assist Seller in benefitting from Seller's continuing rights and complying with Seller's continuing obligations and (ii) Seller shall use its reasonable efforts to assist Buyer in procuring and benefitting from the applicable rights pertaining to the Business and complying with the applicable obligations pertaining to the Business, in each case, which rights and obligations arise pursuant to that certain Service Agreement, between Monsanto Europe S.A. and Chemcopack N.V. dated July 1, 1998.

         SECTION 5.14. NOTICE OF CERTAIN EVENTS. So long as Seller is permitted by contract and law to do so, the Seller shall promptly notify Buyer, and, so long as permitted by contract and law to do so, Buyer shall promptly notify the Seller, of:

                             i. any notice or other communication from any
                  Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                             ii. any notice of other communication from any
                  governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                             iii. any actions, suits, claims, investigations or
                  proceedings commenced or, to the knowledge of the Seller or Buyer, as the case may be, threatened against, relating to or involving or otherwise affecting the Seller or the Business that, if pending on the date of this Agreement, would have to have been disclosed pursuant to Section 3.10 or that relate to the consummation of the transactions contemplated by this Agreement.

         SECTION 5.15. OTHER OFFERS. From the date hereof until the earlier of the termination of this Agreement and the Closing, the Seller agrees that none of the Seller or any officer, director, employee or other agent of the Seller will, directly or indirectly, (i) solicit, initiate or encourage any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the Assets or the Business (an "Acquisition Proposal"), other than the transactions contemplated by this Agreement, or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Assets or the Business or afford access to the properties, books or records of the Seller relating to the Assets or the Business to any Person that the Seller reasonably believes may be considering making, or has made, an Acquisition Proposal. The Seller will promptly notify Buyer upon receipt of any Acquisition Proposal or any indication that any Person is considering making an Acquisition Proposal or any request for nonpublic information relating to the Assets or the Business or for access to the properties, books or records of the Seller relating to the Assets or the Business by any Person that may be considering making, or has made, an Acquisition Proposal and will keep Buyer fully informed of the status and details of any such Acquisition Proposal, indication or request.

         SECTION 5.16. NONCOMPETITION.

                  (a) Noncompetition Period. The "Noncompetition Period" shall be five (5) years.

                  (b) Seller Covenant. Seller covenants and agrees that for the Noncompetition Period, Seller will not, nor will it permit any Affiliate to, directly or indirectly, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected with or have any interest in, as a shareholder, partner, creditor or otherwise, any Competitive Business; provided, that Seller shall not be deemed to have violated this covenant if Seller undertakes a transaction in which Seller (i) is acquired by or merges with an unrelated third party who is engaged in a Competitive Business (defined below) or (ii) acquires an unrelated third party engaged in a Competitive Business, and, with respect to this clause (ii) only, which Competitive Business is not a material component of such party's overall business so long as Seller divests itself of the Competitive Business in such time period as is reasonable for the completion of a transaction of such type and complexity, but in no event later than nine months following the closing of the acquisition of the Competitive Business. A Competitive Business shall be any business which, anywhere in the world (x) develops, manufactures, sells and markets non-glyphosate weed control products, insect control products, garden seeds and decorative garden items, fertilizers and applicators for use by consumers for lawn and garden care or (y) markets gardening and home improvement books for consumers; provided, however, this Section 5.16 shall not apply to those actions of Seller or any Affiliate (A) to the extent such actions are expressly contemplated by the Agency Agreement (as defined in Section 10.2(h) herein), for the duration of the Agency Agreement, (B) to the extent that immediately upon termination of the Agency Agreement, for whatever reason, Seller or any Affiliates or successor to the Roundup L&G Business (as defined in the Agency Agreement) continues to operate the Roundup L&G Business, or (C) to the extent that Seller's interest in a Competitive Business, as a shareholder, partner, creditor or otherwise, is equal to or less than 5%.

                  (c) Consideration. The consideration for the agreements contained in this Section 5.16 are the mutual covenants contained herein, the agreement of the parties to consummate the Transaction, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

                  (d) Modification. In the event a court (or other authority) refuses to enforce the covenants and agreements contained in this Section 5.16, either because of the scope of the geographical area specified in this Section 5.16, the duration of the restrictions, or otherwise, the parties hereto expressly confirm their intention that the geographical areas covered hereby, the time period of the restrictions, or such other provision, be deemed automatically reduced to the minimum extent necessary to permit enforcement.

                  (e) Injunctive Relief. The parties acknowledge and agree that the extent of damages to one party (the "non-breaching party") in the event of an actual or threatened breach of this Section 5.16 by the other party (the "breaching party") may be impossible to ascertain and there may be available to the non-breaching party no adequate remedy at law to compensate the non-breaching party in the event of such an actual or threatened reach by the breaching party. Consequently, the parties agree that, in the event that either party breaches or threatens to breach any such covenant or agreement, the non-breaching party shall be entitled, in addition to any other remedy or relief to which it may be entitled, including without limitation, money damages, to seek to enforce any or all of such agreements or covenants against the breaching party by injunctive or other equitable relief ordered by any court of competent jurisdiction.

                  SECTION 5.17 FINANCIAL STATEMENTS. Seller will deliver to Buyer, as soon as is reasonably practicable, (a) an audited statement of the assets of the Business to be purchased and the liabilities of the Business to be assumed by Buyer as of December 31, 1997 (the "1997 Statement of Assets and Liabilities") and the related audited statement of net sales, cost of sales and direct operating costs of the Business for the year then ended and (b) an unaudited statement of the assets of the Business to be purchased and the liabilities of the Business to be assumed as of September 30, 1998 (the "Interim Statement of Assets and Liabilities") and the related unaudited statement of net sales, cost of sales and direct operating costs of the Business for the nine months ended September 30, 1998 and 1997 (collectively, the "Financial Statements"). At such time, Seller will provide to Buyer the following representation and warranty with respect to the Financial Statements: "The Financial Statements have been prepared from the books and records of Solaris in conformity with generally accepted accounting principles in the United States ("GAAP"), and, subject in the case of the Interim Statement of Assets and Liabilities and the related unaudited statements of net sales, cost of sales and direct operating costs for the nine months ended September 30, 1998 and 1997, to the absence of notes, (i) the 1997 Statement of Assets and Liabilities and the Interim Statement of Assets and Liabilities, respectively, fairly present, in all material respects, the assets that would have been purchased and the net liabilities that would have been assumed by Buyer as of December 31, 1997 and September 30, 1998, if the transactions contemplated hereby had been consummated on December 31, 1997 (in the case of the 1997 Statement of Assets and Liabilities) and September 30, 1998 (in the case of the Interim Statement of Assets and Liabilities), respectively, and (ii) the statements of net sales, cost of sales and direct operating costs of the Business fairly present, in all material respects, the net sales, cost of sales and direct operating costs of the Business for the year ended December 31, 1997 and for the nine months ended September 30, 1998 and 1997, respectively." Following the delivery of the Financial Statements to Buyer, Buyer shall have five (5) business days to accept such Financial Statements, in which case the foregoing representation shall become part of Seller's representations and warranties in Article III hereof, or terminate this Agreement pursuant to Section 10.2(h) hereof.



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

         SECTION 5.18. COOPERATION. The Seller agrees to reasonably cooperate, and to use reasonable efforts to cause its accountants to cooperate, with the Buyer in connection with the preparation of financial statements or information with respect to the Business that comply with the rules and regulations of the Securities and Exchange Commission, if, and to the extent, so requested by the Buyer in connection with the transactions contemplated hereby. The Buyer agrees to indemnify the Seller for 100% of the incremental costs of the Seller's accountants in connection with the preparation of such financial statements.

                    ARTICLE VI. - CASUALTY AND CONDEMNATION

         SECTION 6.1. CASUALTY. The Seller will bear the risk of any loss or damage or destruction to any of the Assets from fire or other casualty or cause at all times prior to the Closing. Upon the occurrence of any loss or damage to any of the Assets as a result of fire, casualty, or other causes prior to the Closing, the Seller will notify the Buyer of the same in writing as soon as practicable thereafter. If such loss or damage could reasonably be deemed to have a material adverse effect, the Buyer will have the option, exercisable within ten (10) days after receipt of such notice from the Seller to terminate this Agreement. If Buyer elects to terminate, this Agreement will be of no further force or effect and neither the Seller nor the Buyer will have any further rights, duties, or obligations hereunder. If Buyer does not elect to terminate this Agreement, this Agreement will remain in full force and effect, the Closing shall be consummated, and the Buyer will accept the Assets in their "then" condition without reduction of the Purchase Price; provided, however, if the diminution in value, net of proceeds received by the Buyer under the insurance policies referred to in the next sentence exceeds $1,000,000, the Purchase Price will be reduced by the amount of such diminution. The Seller will assign to the Buyer all rights under any insurance claim covering the loss and will pay over to the Buyer any proceeds under any such insurance policy theretofore received by the Seller with respect thereto.

         SECTION 6.2. CONDEMNATION. If, prior to the Closing, any of the Real Property has been taken by condemnation in any proceeding by a public authority or other body vested with the power of eminent domain or has been acquired by a public or quasi-public body for public purposes, or if condemnation proceedings therefor have been instituted, the Seller will give the Buyer prompt notice of such occurrence. If such condemnation takes, or proposes to take, all or any portion of the Real Property which would have a material adverse effect, the Buyer may cancel this Agreement by giving the Seller notice to such effect within ten (10) days after the Seller's notice to the Buyer of such occurrence, with the date of the Closing to be extended, if necessary, to provide such a ten
(10) day period. If the Buyer so elects, this Agreement will be terminated and the parties hereto will have no further rights, duties, or obligations hereunder. If this Agreement is not terminated as provided above, this Agreement will remain in full force and effect and the purchase contemplated herein, less any portion of the Real Property taken by eminent domain or condemnation, or sold in lieu thereof, will be consummated with a corresponding reduction of the Purchase Price. In such event, the Seller will, at the Closing, assign, transfer, and set over to the Buyer all of the Seller's right, title and interest in and to any awards or proceeds paid or payable for such taking or sale in lieu thereof.

                    ARTICLE VII. - COVENANTS AS TO EMPLOYEES

         SECTION 7.1. OFFERS OF EMPLOYMENT.

                  (a) Transferred Employees. At least one week prior to Closing, the Buyer shall offer employment with the Buyer to 100% of the Employees other than the Employees set forth on Schedule 7.1(a). All personnel records maintained by Seller shall remain with the Seller after Closing. The Seller and its Affiliates agree to release from their employment those Employees who are offered and accept employment with the Buyer ("Transferred Employees") to enable them to commence their employment with the Buyer. Seller shall furnish Buyer with an electronic file of employee data related to such Transferred Employees. The Seller makes no representations or warranties concerning such file, or the contents or sufficiency thereof. An offer of employment made by the Buyer will be in writing and will at least equal the salary or wages (including, as applicable, shift differentials, and premiums) provided by the Seller to the Transferred Employee immediately prior to Closing and will include comparable employee benefits provided by the Buyer to its similarly situated employees. The Buyer shall not reduce any Transferred Employee's initial salary or wages (including, as applicable, shift differentials and premiums) as an employee of Buyer during the twelve (12) month period after the date on which such Transferred Employee commences work for the Buyer (the "Employment Date").

                  (b) Termination of Employees. If (i) the Buyer terminates the employment of any Transferred Employee without cause during the eighteen (18) month period after the Employment Date and such Transferred Employee is not offered "comparable employment" by the Buyer or an Affiliate of the Buyer through the eighteen (18) month anniversary of the Employment Date or (ii) the Buyer relocates any Transferred Employee during the eighteen (18) month period after such Transferred Employee's Employment Date without the Transferred Employee's consent, the Buyer shall pay to such Transferred Employee either (w) an amount at least equal to the amount, and offer the benefits, set forth in Schedule 7.1(b)(1), or (x) if such Transferred Employee signs a settlement agreement and general release provided by Seller, an amount at least equal to the amount, and offer the benefits, set forth in Schedule 7.1(b)(2) (the "Termination Payments"). In consideration of Buyer's agreement to make the Termination Payments to such Transferred Employees, the Seller shall reimburse the Buyer for the lesser of (y) fifty percent (50%) of such Termination Payments, or
         (z) five million dollars

         ($5,000,000.00). For the purposes of this Section 7.1(b), "cause" shall mean (A) the conviction of a felony, (B) the willful failure to perform reasonable job-related requests, (C) an act of intentional fraud, embezzlement or theft, (D) an act or omission of gross misconduct injurious to Buyer, or (E) a material violation of Buyer's rules, policies or procedures. For the purposes of this Section 7.1(b), "comparable employment" shall mean a job of equal pay (including, as applicable, shift differentials, incentives and premiums) and benefits comparable to those provided by Buyer to its similarly situated employees. The Buyer agrees to indemnify and hold the Seller harmless from and against any and all claims, damages, liabilities or losses arising out of or related to the Buyer's hiring, promotion or termination of any Transferred Employee, including any severance payments required under this Section 7.1(b).

                  (c) Employees Not Actively at Work. Attached hereto as
         Schedule 7.1(c) is a schedule which identifies each Employee who is on short-term disability, long-term disability or personal leave. Any Employee who is on short-term disability or personal leave on the Closing Date shall be offered employment by the Buyer if such Employee returns to work within six (6) months after the Closing Date with any appropriate doctors' releases. Any other Employee who was not actively at work on the Closing Date will continue to be the responsibility of the Seller after such date.

                  (d) Buyer and Seller agree to work cooperatively to assist in the transfer of a Transferred Employee who is working for Seller under a nonimmigrant visa. Buyer shall pay all severance costs with respect to any such Transferred Employee who is unable or unwilling to obtain a visa.

         SECTION 7.2. BENEFITS AND EMPLOYMENT CONDITIONS OF TRANSFERRED EMPLOYEES IN THE UNITED STATES.

                  (a) Defined Benefit Pension Plans. Any tax-qualified defined benefit pension plans of the Seller (the "Seller's Pension Plans") will retain the liability for, and will fully vest the Transferred Employees in, their accrued benefits under such plans and, upon application for distribution under the terms of such plans, will provide for distributions to any Transferred Employee who is eligible for a distribution under the terms of such plans. The Buyer shall have no responsibility for any determination made under the Seller's Pension Plans regarding the type, amount or time of payment of any benefit payable to a Transferred Employee under such plan. So long as the Buyer maintains one or more defined benefit pension plans for its other similarly situated employees, the Buyer shall include the Transferred Employees in such plan(s) (the "Buyer Defined Benefit Plan"). The Buyer Defined Benefit Plan shall recognize the Transferred Employees' service recognized by the Seller as of their Employment Dates for purposes of eligibility to participate and vesting, but not for benefit accrual purposes. The Buyer Defined Benefit Plan shall not be responsible for providing any "subsidized" benefit that could have been earned by a Transferred Employee under any of the Seller's Pension Plans had the Transferred Employee remained employed by the Seller after Closing.

                  (b) Qualified Defined Contribution Plans. Any tax-qualified defined contribution plans of the Seller (the "Seller's Defined Contribution Plans") will fully vest the Transferred Employees in, and will provide for the distribution to or on behalf of the Transferred Employees of, their account balances in accordance with such Plans' regular distribution rules for employees whose employment with the Seller and its Affiliates has terminated, provided that the Seller determines that such distributions will not adversely affect the qualified status of the Seller's Defined Contribution Plans under
         Section 401(a) of the Code. The Buyer shall have no responsibility for any determination made under the Seller's Defined Contribution Plans. So long as the Buyer maintains one or more defined contribution pension plans for its other similarly situated employees, the Buyer shall include the Transferred Employees in such plans (the "Buyer Defined Contribution Plan"). The Buyer Defined Contribution Plan shall recognize the Transferred Employees' service recognized by the Seller for purposes of eligibility to participate and vesting.

                  (c) Vacation Pay. Effective as of the Closing Date, the Buyer shall adopt a vacation schedule for the Transferred Employees that is substantially the same as the

         Buyer's vacation program provided by Buyer to its similarly situated employees. The Buyer will recognize a Transferred Employee's service with the Business for purposes of determining the Transferred Employee's eligibility for and amount of vacation benefits. Seller will pay, as of the applicable Employment Date, its liability to each Transferred Employee for vacation accrued but not taken or paid for by the Seller. Buyer shall provide unpaid vacation leave during the calendar year in which the Transferred Employee's Employment Date occurs to a Transferred Employee in an amount equal to the vacation accrued but not taken by the Transferred Employee and paid for by the Seller.

                  (d) Medical and Dental Plans. As of his or her Employment Date, each Transferred Employee will be eligible to enroll in a medical and dental plan established or maintained by the Buyer which shall provide coverage comparable to that provided by the Buyer to its similarly situated employees. The Buyer will cause the Buyer's medical and dental plans to waive any pre-existing condition limitations to the extent reasonably possible under the terms of the applicable plan of Buyer and to recognize each such Transferred Employee's (and his or her covered dependents') expenditures under the corresponding Seller medical and dental plans for the calendar year in which the Employment Date occurs toward any applicable deductible and annual out-of-pocket limit for such calendar year. The Seller will cause the Seller's medical and dental plans to be liable for covered expenses of the Transferred Employees and their dependents that were incurred before the applicable Employment Date or during hospital stays that began before such Employment Date, and the Buyer's medical and dental plans may exclude liability for such expenses. Any benefits provided by the Buyer pursuant to this paragraph are subject to the Buyer's right to amend or terminate its medical and dental plans at any time.

                  (e)  [Intentionally omitted.]

                  (f) Life Insurance Coverage. The Buyer agrees that as of a Transferred Employee's Employment Date, the Transferred Employee may elect the Buyer's group term and supplemental life insurance coverage on his or her life without evidence of insurability; provided that such Transferred Employee was a participant in Seller's group term and supplemental life insurance coverage as of the Closing. The Buyer agrees that the plan will recognize the Transferred Employee's service with the Business for purposes of determining the Transferred Employee's eligibility for and amount of coverage. Any benefits provided under this paragraph are subject to the Buyer's right to amend or terminate its group-term and supplemental life insurance coverage at any time.

                  (g) Disability Coverage. The Buyer agrees that as of a Transferred Employee's Employment Date, the Transferred Employee shall be eligible to enroll in any short-term and long-term disability plan established by the Buyer; provided that such Transferred Employee is not currently receiving short-term or long-term disability benefits from Seller or under a plan maintained by Seller. The plan will recognize the Transferred Employee's service with the Business for purposes of determining the Transferred Employee's eligibility for and amount of benefits and shall treat the date the Transferred Employee was employed by the Seller as the date the Transferred Employee was employed by the Buyer for purposes of defining a preexisting condition. Any benefits provided under this paragraph are subject to the Buyer's right to amend or terminate its disability plan at any time.

                  (h) Relocation Assistance. Schedule 7.2(h) lists the Employees who as of the date of this Agreement are receiving or eligible to receive relocation assistance or who are on temporary domestic assignments working in full-time positions, and shows for each Employee listed, if determinable on the date of this Agreement, the amount of relocation assistance, as applicable, which the Employee would receive after the Closing Date under the Seller's relocation policy described in Schedule 3.12 if the Employee remained an employee of the Seller. With respect to Transferred Employees listed on Schedule 7.2(h), the Buyer shall provide such relocation assistance, as applicable, which the Transferred Employee would have received under the Seller's relocation policy.

                  (i) International Assignment. Buyer shall provide all payments and benefits to Transferred Employees on international assignment as of their Employment Date as such Transferred Employees would have received under Seller's international assignment policy and will assist all such Transferred Employees in obtaining any necessary work visas or papers. If the employment agreement of a Transferred Employee on international assignment cannot be assigned to the Buyer, such Transferred Employee shall remain an employee of the Seller until such time as the Transferred Employee's employment agreement with the Seller can be assigned to the Buyer. Buyer shall reimburse Seller for the cost of salary, benefits and other assistance provided by the Seller to such Transferred Employee.

                  (j) Additional Benefits. Buyer shall implement immediately after the Closing a retention incentive plan which will target approximately 40% of the Transferred Employees. Buyer shall permit each Transferred Employee to participate in any incentive plan in which Buyer's similarly situated employees participate.

         SECTION 7.3. ACCESS TO EMPLOYEE INFORMATION. After the Closing Date, the parties hereto will cooperate with each other in the administration of any applicable Employee Benefit Plans and programs.

         SECTION 7.4. WARN ACT INDEMNIFICATION. With respect to the transactions contemplated by this Agreement, Buyer will comply in all material respects with the provisions of the Workers Adjustment and Retraining Notification Act of 1988, as amended ("WARN Act"). The Buyer agrees to indemnify the Seller and its directors, officers, employees, consultants and agents for, and to hold the Seller and its directors, officers, employees, consultants and agents harmless from and against, any and all Losses (as defined in Section 11.1) arising or resulting, or alleged to arise or result from the notification or other requirements of the WARN Act. The indemnifications contained in this Section will survive the Closing and remain effective concurrent with the legal limitations period applicable to WARN Act liability.

         SECTION 7.5. WORKERS' COMPENSATION CLAIMS. The Seller will be responsible for any workers' compensation claims by any Transferred Employee for injuries incurred prior to such Transferred

Employee's Employment Date. The Buyer will be responsible for any workers' compensation claims for injuries incurred by any Transferred Employee on or after such Transferred Employee's Employment Date.

         SECTION 7.6. GENERAL EMPLOYEE PROVISIONS.

                  (a) The Seller and the Buyer will give notices required by law and take whatever other actions with respect to the plans, programs and policies described in this Article 7 as may be reasonably necessary to carry out the arrangements described in this Article 7.

                  (b) The Seller and the Buyer will provide each other with such plan documents and descriptions or other information as may be reasonably required to carry out the arrangements described in this
         Article 7.

                  (c) If any of the arrangements described in this Article 7 are finally determined by the Internal Revenue Service or other applicable governmental authority, or by a court of competent jurisdiction, to be prohibited by law, the Seller and the Buyer will modify such arrangements to as closely as possible retain the intent and economic benefits and burdens of the parties as reflected herein in a manner which is not prohibited by law.

                  (d) No provision of this Agreement will create any third party beneficiary rights to any person, including without limitation any Transferred Employee or any dependent of a Transferred Employee, in respect of continued employment or resumed employment, and no provision of this Agreement will create any third party beneficiary rights in any person, including without limitation any Transferred Employee or any dependent of a Transferred Employee, in respect of any employee benefit plan or arrangement or any other arrangement which may be maintained from time to time by the Buyer.

                  (e) The Seller and the Buyer agree to utilize the "Alternative Procedure" provided in Section 5 of the Revenue Procedure 84-77, 1984-2 Cumulative Bulletin 753, as modified and superseded by Revenue Procedure 96-60, 1996 Cumulative Bulletin 399, with respect to filing and furnishing Internal Revenue Service Forms W-2, W-3, and 941.

         SECTION 7.7. EMPLOYEE BENEFIT PLANS. Except as expressly provided in this Article 7, the Buyer will not adopt, assume or otherwise become responsible for, either primarily or as a successor employer, any of the Employee Benefit Plans, arrangements, commitments or policies currently provided by the Seller or by any member of its controlled group under Code Section 414 (the "Controlled Group Members"). In particular, but not by way of limitation, the Buyer will not assume liability for any retiree medical benefits, or for any group health continuation coverage or coverage rights under Code Section 4980B and ERISA
Section 606 which exist prior to the Closing Date or which arise as a result of the Seller's dissolution and/or termination of its group health plan or plans. In addition, the Buyer will not assume the Seller's obligations under Code
Section 4980B and ERISA Section 606 relating to individuals who are neither Transferred Employees or dependents of Transferred Employees. The Seller agrees to indemnify the Buyer and its directors, officers, employees, consultants and agents for, and to hold them harmless from and against, any and all Losses caused by any employee benefit plan, arrangement or policy currently provided by the Seller or any Controlled Group Member. The indemnifications contained in this Section shall survive the Closing and remain effective concurrent with the legal limitations period applicable to any such employee benefit plan, arrangement or policy.

         SECTION 7.8. TRANSFER OF EMPLOYEES IN EUROPE. In accordance with "The Employees Acquired Rights Directive" (EU Directive 77/187 of February 14, 1977 as implemented in each of the relevant member states), all employment agreements with employees employed by Seller in connection with the business and listed in
Schedule 7.8 hereto (the "European Employees") shall be automatically transferred to the Buyer on the date of Closing by operation of law. Each European Employee shall, as from the Closing Date be employed by the Buyer under the terms and conditions applicable to such employee just prior to the date of Closing and each European Employee's seniority rights shall, for all purposes, be honored by the Buyer. As soon as practicable after Closing Date and effective as of the Closing Date, the Buyer shall have in place or establish incentive plans, benefit plans and pension plans providing overall benefits not less favorable than those enjoyed by the European Employees immediately before Closing. Buyer and Seller shall each select an actuary to review and agree upon pension fund transfers as required under local laws and regulations. If such actuaries are unable to agree upon such pension fund transfers, then they shall mutually select a third actuary who shall make a final decision. Seller and the Buyer shall meet promptly after Closing to take all appropriate steps to protect fully all European Employees' existing pension rights. Seller agrees to assist the Buyer, at Buyer's expense, with respect to the transfer of the European Employees and provide all necessary transition services to the Buyer to ensure payment of the European Employees' salaries, benefits and compensation, taxes and social security in the name and on behalf of the Buyer during the transition period. The Buyer shall indemnify and hold Seller harmless from any and all costs and liabilities which may arise out of the provisions of such services.

         SECTION 7.9. TRANSFERRED EMPLOYEES WORKING ON VISAS OR WORK PERMITS. Buyer will use its reasonable efforts to have the visas and work permits for those Employees who are working under a visa and/or a work permit transferred or issued to Buyer as the employer of record for such Employees. Seller will assist Buyer in such efforts at Buyer's expense. Until such time as there is a valid visa and/or work permit issued for such Employee showing Buyer as the employer of record, each such Employee shall remain an Employee of Seller. Buyer shall reimburse Seller for the employment costs of such Employees quarterly during the period needed to obtain the new or revised visas and/or work permits. Actual business expenses incurred by such Employees shall be paid by Buyer. Upon the issuance of new or revised visas and/or work permits, such Employees will become employees of Buyer and will be treated as Transferred Employees.

               ARTICLE VIII. - CONDITIONS TO SELLER'S OBLIGATIONS

         Each of the obligations of the Seller to consummate the transactions contemplated hereby will be subject to the satisfaction (or written waiver by the Seller) at or prior to the Closing Date of each of the following conditions.

         SECTION 8.1. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING DATE. Except for changes as may be contemplated by this Agreement, each of the representations and warranties of the Buyer contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, must be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date, unless the representation or warranty is made as of a specified date; the Buyer must have performed and complied in all material respects with the covenants and agreements set forth herein to be performed or complied with by it on or before the Closing Date; and the Buyer must have delivered to the Seller a certificate dated the Closing Date and signed by its duly authorized officer to all such effects.

         SECTION 8.2. LITIGATION. No suit, investigation, action or other proceeding may be pending or overtly threatened against the Seller or its Affiliates or the Buyer before any court or governmental agency which has resulted in the restraint or prohibition of the Seller, or, could in the reasonable opinion of counsel for the Seller, result in the assessment of material damages or other relief against the Seller, in connection with this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 8.3. OPINION OF COUNSEL TO BUYER. The Seller must have received from counsel to the Buyer an opinion, dated the Closing Date, in a form reasonably satisfactory to counsel to Seller.

         SECTION 8.4. REQUIRED GOVERNMENTAL APPROVALS. All governmental authorizations, consents and approvals set forth on Schedule 9.4 must have been obtained and must be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements, including expiration of all applicable waiting periods pursuant to HSR, as set forth on Schedule 9.4, must have been met or such compliance must have been waived by the governmental authority having authority to grant such waivers.

         SECTION 8.5. OTHER NECESSARY CONSENTS. The parties must have obtained all consents and approvals listed on Schedule 9.5.

         SECTION 8.6. SUPPLY AGREEMENT. The Buyer must have executed and delivered to the Seller the Supply Agreement in the form attached hereto as Exhibit A (the "Supply Agreement").

         SECTION 8.7. FORMULATION AGREEMENT. The Buyer must have executed and delivered to the Seller the Formulation Agreement in the form attached hereto as Exhibit B (the "Formulation Agreement").

         SECTION 8.8. TRANSITION SERVICES AGREEMENT. The Buyer must have executed and delivered to the Seller a Transition Services Agreement in a form mutually satisfactory to the parties (the "Transition Services Agreement").

         SECTION 8.9. NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change since December 31, 1997 in the business or financial condition of the Buyer taken as a whole, or the financial ability of the Buyer to consummate the transactions contemplated by this Agreement.

                ARTICLE IX. - CONDITIONS TO BUYER'S OBLIGATIONS

         Each of the obligations of the Buyer to consummate the transactions contemplated hereby is subject to the satisfaction (or written waiver by the Buyer) at or prior to the Closing Date of each of the following conditions.

         SECTION 9.1. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING DATE. Except for changes as may be contemplated by this Agreement, each of the representations and warranties of the Seller contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, must be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date, unless the representation or warranty is made as of a specified date; the Seller must have performed and complied in all material respects with the respective covenants and agreements set forth herein to be performed or complied with by it on or before the Closing Date; and the Seller must have delivered to the Buyer a certificate dated the Closing Date and signed by its duly authorized officer to all such effects.

         SECTION 9.2. LITIGATION. No suit, investigation, action or other proceeding may be pending or overtly threatened against the Buyer or the Seller or its Affiliates before any court or governmental agency which has resulted in the restraint or prohibition of the Buyer, or, in the reasonable opinion of counsel for the Buyer, is reasonably likely to result in the assessment of material damages or other relief against the Buyer in connection with this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 9.3. OPINION OF COUNSEL TO SELLER. The Buyer must have received from counsel to the Seller an opinion, dated the Closing Date, in a form reasonably satisfactory to counsel to Buyer.

         SECTION 9.4. REQUIRED GOVERNMENTAL APPROVALS. All governmental authorizations, consents and approvals set forth on Schedule 9.4 must have been obtained and must be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements, including expiration of all applicable waiting periods pursuant to HSR, as set forth on Schedule 9.4, must have been met or such compliance must have been waived by the governmental authority having authority to grant such waivers.

         SECTION 9.5. OTHER NECESSARY CONSENTS. The parties must have obtained all consents and approvals listed on Schedule 9.5.

         SECTION 9.6. SUPPLY AGREEMENT. The Seller must have executed and delivered to the Buyer the Supply Agreement.

         SECTION 9.7. FORMULATION Agreement. The Seller must have executed and delivered to the Buyer the Formulation Agreement.

         SECTION 9.8. TRANSITION SERVICES AGREEMENT. The Seller must have executed and delivered to the Buyer the Transition Services Agreement.

         SECTION 9.9. NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change since December 31, 1997 in the business, results of operations or financial condition of the Business taken as a whole.

                              ARTICLE X. - CLOSING

         SECTION 10.1. CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 10:00 a.m. Central Time on the "Closing Date," at the Seller's offices located at 800 North Lindbergh Blvd., St. Louis County, Missouri, or at such other place as may be mutually agreeable. Subject to satisfaction or waiver of the conditions to the Seller's and the Buyer's obligations set forth in Articles 8 and 9, respectively, the Closing Date will be the later of the following: (a) February 15, 1999; (b) the date which is sixty (60) days after the date of Seller's delivery to Buyer of the Financial Statements pursuant to Section 5.17; (c) the date which is five (5) business days after the receipt of the governmental approvals contemplated by Sections 8.4 and 9.4 hereof; or (d) such other date as the parties may agree to in writing. At the Closing, the parties hereto will duly execute and deliver all documents and instruments required to be delivered, and the Buyer will make all payments to the Seller required to be paid at the Closing as provided in this Agreement.

         SECTION 10.2. TERMINATION PRIOR TO CLOSING. Notwithstanding the foregoing, the parties will be relieved of the obligation to consummate the Closing and purchase or sell the Assets:

                  (a) By the mutual written consent of the Buyer and the Seller;

                  (b) By the Seller in writing, without liability, if the Buyer
         (i) fails to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breaches any of its representations, warranties or covenants contained herein, which in either case is not cured within ten (10) days after the Seller has notified the Buyer of its intent to terminate this Agreement pursuant to this subparagraph;



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

                  (c) By the Buyer in writing, without liability, if the Seller
         (i) fails to perform in any material respect its agreements contained herein required to be performed by them on or prior to the Closing Date, or (ii) materially breaches any of its representations, warranties or covenants contained herein, which in either case is not cured within ten (10) days after the Buyer has notified the Seller of its intent to terminate this Agreement pursuant to this subparagraph;

                  (d) Subject to Section 5.5 hereof, by either the Seller or the Buyer in writing, without liability, if there is issued any order, writ, injunction or decree of any court or governmental or regulatory agency binding on the Buyer or the Seller which prohibits or materially restrains the Buyer or the Seller from consummating the transactions contemplated hereby; provided that the Buyer and the Seller have used their reasonable, good faith efforts to have any such order, writ, injunction or decree lifted and the same has not been lifted within sixty (60) days after entry, by any such court or governmental or regulatory agency;

                  (e) By the Buyer in writing, without liability, if Buyer elects to terminate pursuant to Section 6.1 or Section 6.2 hereof;

                  (f) By either the Seller or the Buyer in writing, without liability, if for any reason the Closing has not occurred by March 31, 1999 other than as a result of the breach of this Agreement by the party attempting to terminate this Agreement;

                  (g) By Seller in writing, without liability, upon a "Change of Control" of Buyer (for purposes of this Agreement, a "Change of Control" means (i) the acquisition by any individual, corporation, company, association, joint venture or other entity, of beneficial ownership of 25% or more of the voting securities of the Buyer; or (ii) individuals who, as of the date of this Agreement, constitute the Board of Directors of the Buyer cease for any reason to constitute at least a majority of the Board of Directors of the Buyer; or (iii) the consummation by the Buyer of a reorganization, merger or consolidation, or exchange of shares or sale or other disposition of all or substantially all of the assets of the Buyer, if immediately after giving effect to such transaction the individuals or entities who beneficially own voting securities immediately prior to such transaction beneficially own



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         in the aggregate less than 75% of such voting securities immediately following such transaction; or (iv) the consummation by the Buyer of the sale or other disposition of all or substantially all of the assets of the Buyer; or (v) the consummation by the Buyer of a plan of complete liquidation or dissolution of the Buyer; or (vi) the public announcement of the Buyer's intention to consummate any of the actions in (i)-(v) herein); or By the Buyer in writing, without liability, in the event that any matter disclosed by Seller after the date hereof in a supplemented or amended Schedule hereto, individually or taken together with all other matters disclosed by Seller after the date hereof, would, in the reasonable judgment of Buyer, be likely to cause a material adverse change in the business, properties, financial position, results of operations, or net worth of the Business taken as a whole;

                  (h) By Buyer in writing, without liability, within five (5) business days of Buyer's receipt of the Financial Statements, if the Financial Statements show that the earnings before interest, taxes and amortization of the Business: (i) was less than * for the year ended December 31, 1997 or (ii) was less than * for the nine months ended September 30, 1998.

         SECTION 10.3. TERMINATION OF OBLIGATIONS. Termination of this Agreement pursuant to Section 10.2 will terminate all obligations of the parties hereunder, except for the obligations under Article XI (Indemnity Claims), and Sections 12.1 (Expenses), 12.7 (Brokerage) and 12.9 (Public Announcements); provided that termination pursuant to subparagraphs (b), (c), (f), or (g) of
Section 10.2 will not relieve a defaulting or breaching party from any liability to the other party hereto. Notwithstanding the foregoing, in the event that Seller terminates this Agreement pursuant to Section 10.2(b) above, and such termination arises out of Buyer's failure to consummate the transactions contemplated hereby as a result of Buyer's failure to obtain financing, Buyer shall pay to Seller in immediately available funds by wire transfer an amount equal to Twenty Million Dollars ($20,000,000) (the "Liquidated Amount"). If the Liquidated Amount is owing to Seller pursuant hereto, Buyer shall pay to Seller the Liquidated Amount within two (2) business days of

---------------

* Confidential provision omitted and filed separately with the SEC, based upon a request for confidential treatment filed with the SEC.

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

Buyer's receipt of Seller's termination notice. Notwithstanding the foregoing, Buyer shall not be obligated to pay such amount unless, at the time of such termination, all of the conditions precedent to Buyer's obligation to consummate the transactions contemplated hereby set forth in Article IX hereof have been satisfied. Seller and Buyer agree that the agreement contained in this Section
10.3 concerning the Liquidated Amount is an integral part of the transactions contemplated by this Agreement and constitutes liquidated damages and not a penalty. Seller and Buyer agree that the injury which will be caused to the Seller by the termination of this Agreement under the circumstances which shall give rise to the payment of the Liquidated Amount, although foreseeable based on the facts concerning Buyer's ability to finance the transactions contemplated hereby and known by Buyer and Seller as of the date of this Agreement, is nevertheless difficult or impossible of accurate estimation and that the sum stipulated for the Termination Fee is a reasonable pre-estimate of the probable loss which will be suffered by the Seller in the event of such termination, including but not limited to lost opportunity costs, the expenses incurred during the course of negotiating the transaction, and the likelihood of consummating the sale with another party if the transactions contemplated hereby should not be consummated.

                         ARTICLE XI. - INDEMNIFICATION

         SECTION 11.1. SELLER INDEMNIFICATION. Except as otherwise provided in this Article XI, Article VII, and Sections 2.5 and 12.7, the Seller will indemnify and reimburse the Buyer for any and all claims, losses, liabilities, damages, penalties, fines, costs and expenses (including reasonable attorneys' fees, court costs and settlement costs) (individually, a "Loss", collectively, "Losses") incurred by the Buyer and its Affiliates and their successors or assigns, and their respective directors, officers, employees, consultants and agents (the "Buyer Protected Parties"), as a result of, with respect to, or arising out of (i) any Assumed Liabilities other than



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those set forth in the Statement of Working Capital or those arising after the
Closing; (ii) any breach or inaccuracy of any representation or warranty of the Seller set forth in this Agreement; (iii) any breach of or noncompliance by the Seller with any covenant of the Seller contained in this Agreement to be performed after the Closing; or (iv) Excluded Liabilities.

         SECTION 11.2. BUYER INDEMNIFICATION. Except as otherwise provided in this Article XI, Article VII, and Sections 2.5 and 12.7, the Buyer will indemnify and reimburse the Seller for any and all Losses incurred by the Seller and its Affiliates and their successors or assigns, and their respective directors, officers, employees, consultants and agents (the "Seller Protected Parties") as a result of, or with respect to, (i) any breach or inaccuracy of any representation or warranty of the Buyer set forth in this Agreement; (ii) any breach of or noncompliance by the Buyer with any covenant or agreement of the Buyer contained in this Agreement to be performed after the Closing, (iii) the Assumed Liabilities; and (iv) the ownership or operation of the Assets or the Business after the Closing.

         SECTION 11.3. INDEMNITY CLAIMS.

                  (a) Survival. The representations, warranties, covenants and agreements contained herein, except for covenants and agreements to be performed by the parties prior to the Closing, will not be extinguished by the Closing but will survive the Closing, subject to the limitations set forth in subsection (b) below with respect to the time periods within which claims for indemnity must be asserted. The covenants and agreements to be performed by the parties prior to the Closing shall expire at the Closing.

                  (b) Time to Assert Claims. All claims for indemnification under this Article 11 which are not extinguished by the Closing in accordance with Section 11.3(a) must be asserted no later than September 30, 2000; provided, however, that claims with respect to Losses arising out of or related in any way to the matters described in Sections 3.7, 11.1(iii), 11.1(iv), 11.2(ii), 11.2(iii), 11.2(iv), or
         11.8 may be made without limitation, except as limited by law.



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         SECTION 11.4. DEDUCTIBLE.

                  (a) Buyer's Assumed Liability Deductible. The Buyer Protected Parties may make no claim against the Seller for indemnification pursuant to Section 11.1(i) unless and until:

                             i. With respect to any and all claims resulting
                  from or relating to the Central Agreements, including but not limited to the writing off of any Accounts Receivable owing from Central Garden & Pet Company to the Business (the "Central Garden Claims"), the aggregate amount of Losses with respect to such claims exceeds Two Million Dollars ($2,000,000) (subject to adjustment pursuant to Section 10.4(b), the "Central Garden Deductible") in excess of the aggregate of the reserves provided for such Losses in the Statement of Working Capital and net of any assets resulting from or relating to the Central Agreements in excess of the amounts provided for such assets in the Statement of Working Capital, in which event the Buyer Protected Parties may claim indemnification for the amount of such Losses in excess of the Central Garden Deductible;

                             ii. With respect to any and all claims, resulting
                  from or relating to Assumed Liabilities, excluding the Central Garden Claims and excluding other Assumed Liabilities set forth in the Statement of Working Capital or arising after the Closing (the "Assumed Liability Claims"), the aggregate amount of Losses with respect to such claims exceeds One Million Dollars ($1,000,000.00) (the "Assumed Liabilities Deductible") and net of any assets, other than assets resulting from or relating to the Central Agreements, in excess of the amounts provided for such assets in the Statement of Working Capital, in which event the Buyer Protected Parties may claim indemnification for the amount of such Losses in excess of the Assumed Liabilities Deductible;


                  (b) Buyer's General Deductible. The Buyer Protected Parties may make no claim against the Seller for indemnification pursuant to
         Section 11.1(ii) unless and until the aggregate amount of Losses with respect to such claims exceeds Two Million Dollars

         ($2,000,000.00) (the "Buyer's General Deductible") in which event the Buyer Protected Parties may claim indemnification for the amount of such Losses in excess of the Buyer's General Deductible; provided, that the Buyer's General Deductible shall be increased by an amount equal to that portion of each of the Central Garden Deductible and the Assumed Liabilities Deductible which is in excess of the amount of Buyer's Losses attributable to the Central Garden Claims and Assumed Liability Claims, respectively, provided that the Central Garden Deductible, or the Assumed Liabilities Deductible, as the case may be, shall be reduced by a like amount. For purposes of determining whether the Buyer's General Deductible has been reached, no effect shall be given to the words "material," "material adverse effect," "knowledge" or similar limiting language.

                  (c) Seller's Deductible. The Seller Protected Parties may make no claim against the Buyer for indemnification pursuant to Section 11.2(i) unless and until the aggregate amount of Losses with respect to such claims exceeds Five Million Dollars ($5,000,000.00) (the "Seller's Deductible") in which event the Seller Protected Parties may claim indemnification for the amount of such Losses in excess of the Seller's Deductible. For purposes of determining whether the Seller's Deductible has been reached, no effect shall be given to the words "material," "material adverse effect," "knowledge" or similar limiting language.

         SECTION 11.5. NOTICE OF CLAIM. The Buyer Protected Party or the Seller Protected Party, as the case may be, will notify the party against whom indemnification under this Agreement is sought (the "Indemnifying Party"), in writing, of any claim for indemnification, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. The Buyer Protected Party or the Seller Protected Party, as the case may be, will provide to the Indemnifying Party, as promptly as practicable thereafter, such information and documentation as may be reasonably requested by the Indemnifying Party to support and verify the claim asserted, so long as such disclosure would not violate the attorney-client privilege of the Buyer Protected Party or the Seller Protected Party, as the case may be. Notwithstanding the foregoing, in the event of a claim for indemnification based on a breach of

Sections 3.22 or 3.23 hereof, the parties may, before making a formal claim for indemnification under this Section 11.5, elect to meet and discuss such possible claim and attempt to resolve such possible claim for a period of thirty (30) days. Any formal claim for indemnification made subsequent to any meeting at which the parties attempted to resolve such claim shall be deemed to be timely made if made within thirty (30) days of such meeting notwithstanding the fact that such claim may be made after September 30, 2000.

         SECTION 11.6. DEFENSE.

                  (a) If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party (other than a Buyer Protected Party or a Seller Protected Party) available by virtue of the circumstances of the Loss, the Indemnifying Party may assume the defense or the prosecution thereof by prompt written notice to the Buyer Protected Party or the Seller Protected Party, as the case may be, including the employment of counsel or accountants, at the sole cost and expense of the Indemnifying Party. The affected Protected Party will have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate therein, but the fees and expenses of such counsel employed by the affected Protected Party will be at its expense. The Indemnifying Party will not be liable for any settlement of any such claim effected without its prior written consent, which will not be unreasonably withheld; provided that if the Indemnifying Party does not assume the defense or prosecution of a claim as provided above within thirty (30) days after notice thereof from any Protected Party, the affected Protected Party may settle such claim without the Indemnifying Party's consent. The Indemnifying Party will not agree to a settlement of any claim which provides for any payment of monetary damages by any Protected Party or which could have a material precedential impact or effect on the business or financial condition of any Protected Party without the affected Protected Party's prior written consent. Whether or not the Indemnifying Party chooses to so defend or prosecute such claim, the Indemnifying Party and the affected Protected Party will cooperate in the defense or prosecution thereof and will furnish such records, information and testimony,



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

         and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifying Party will be subrogated to all rights and remedies of any Protected Party, except to the extent they apply against another Protected Party.

                  (b) To the extent claims with respect to Losses arising out of or related to the matters described in Section 3.15 exceed the Buyer's General Deductible in the aggregate with all other Losses, Seller may assume the defense as provided in Section 11.6(a) above, or, if Seller elects not to assume the defense, then Buyer shall consult with Seller in defense of the claim or undertake the cleanup and shall obtain Seller's consent before incurring significant cost or expense in connection therewith. Seller, however, retains the right to access any and all of the Real Property to verify the costs associated with the claim.

         SECTION 11.7. LIMITATION OF LIABILITY.

                  (a) In calculating any amount of damages to be paid by the Indemnifying Party pursuant to this Agreement, the amount of such damages will be reduced by all reimbursements credited to or received by the other party, relating to such damages, and will be net of any tax benefits and insurance proceeds received by the other party with respect to the matter for which indemnification is claimed.

                  (b) In no event shall the Seller's aggregate obligation to indemnify the Buyer Protected Parties nor the Buyer's aggregate obligation to indemnify the Seller Protected Parties under Section 11.1(i), 11.1(ii), and 11.2(i), respectively, of this Agreement exceed $100 million.

         SECTION 11.8. ALLOCATION AND APPORTIONMENT OF AND INDEMNIFICATION WITH RESPECT TO TAX LIABILITIES.

                  (a) Real property, personal property and ad valorem Taxes or other similar Taxes assessed upon the Assets and Real Property (whether owned or leased) located in the State of Iowa, assessed on January 1, 1998 for the taxable year July 1, 1998 through June 30, 1999 shall be prorated as of the Closing Date between the parties based upon their respective periods of ownership during the taxable year 1998/1999.

                  (b) Real property, personal property and ad valorem Taxes or other similar Taxes assessed upon the Assets and Real Property (whether leased or owned) located in the State of California assessed on January 1, 1998 for the taxable period July 1, 1998 through June 30, 1999, shall be prorated as of the Closing Date between the parties based upon their respective periods of ownership during the taxable year 1998/1999. Any supplemental assessments resulting from the sale of the Assets shall be the sole responsibility of the Buyer.

                  (c) Real property, personal property and ad valorem Taxes or other similar Taxes assessed upon the Assets and Real Property (whether leased or owned) located in any state other than Iowa and California shall be prorated as of the Closing Date between the parties based upon their respective periods of ownership, or tenancy as the case may be, during the taxable period which includes the Closing Date, with Seller's portion being from the beginning of any such period up to the Closing Date.

                  (d) Seller shall be responsible for the timely payment of the Taxes described in Section 11.8(a)-(c). Buyer shall reimburse Seller for Buyer's pro rata share of such Taxes within twenty (20) days after Seller pays such Taxes and notifies Buyer of Buyer's prorated share of such taxes. Any benefits or additional Taxes and related costs derived from a contest concerning the amount of such Taxes properly due shall be prorated between the parties based upon their respective period of ownership of the Assets during



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

         such Tax period, with Seller's portion being from the beginning of any such period up to the Closing Date. Any expenses associated with such a contest shall be prorated likewise, without regard to the success or failure of the contest.

         SECTION 11.9. EXCLUSIVE REMEDY; RELEASE.

                  (a) Except as otherwise provided in Section 10.3 hereof, the indemnification provided pursuant to this Article XI, Article VII and Sections 2.5, 12.7 and 12.14 shall be the sole and exclusive remedy hereto for any Losses as a result of, with respect to or arising out of the breach of this Agreement, or any of the transactions or other agreements or instruments contemplated or entered into in connection herewith (including, but not limited to, all Exhibits attached hereto); provided, however, that such indemnification shall not be the sole and exclusive remedy, and shall in no way limit the rights of the parties, with respect to any breach or default under the Supply Agreement or the Formulation Agreement.

                  (b) Except as specifically provided in this Article XI and Sections 2.5 and 12.7, neither the Seller, nor its Affiliates or representatives shall be liable to Buyer for, and Buyer hereby releases and discharges Seller, its Affiliates, and their representatives from, any and all Losses incurred as a result of, with respect to or arising out of the ownership or operation of the Assets or the Business after the Closing.

                  (c) Without limiting the generality of this Section 11.9, Buyer understands and agrees that the rights accorded under this
         Article XI are the sole and exclusive remedy of Buyer against Seller or its Affiliates with respect to any matters relating to Environmental Laws. Subject to the foregoing, Buyer hereby waives any right to seek contribution or other recovery from Seller or its Affiliates under such Environmental Laws, and Buyer hereby releases the Seller and its Affiliates from any claims, demands or causes of actions that Buyer has or may have in the future against Seller or its Affiliates under the Environmental Laws.



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                          ARTICLE XII. - MISCELLANEOUS

         SECTION 12.1. EXPENSES. Except as otherwise specifically provided in this Agreement, the Seller and the Buyer will each pay all costs and expenses incurred by each of them, or on their behalf respectively, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their own financial consultants, accountants and counsel.

         SECTION 12.2. ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits) and all other agreements to be signed or delivered at Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto; provided that this provision is not intended to abrogate any Transaction Agreements executed with or after this Agreement. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement will be binding unless hereafter made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement, except as otherwise specifically agreed to by the parties in writing.

         SECTION 12.3. WAIVERS. No waiver by a party with respect to any breach or default or of any right or remedy and no course of dealing or performance, will be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver is expressed in writing signed by the party to be bound. Failure of a party to exercise any right will not be deemed a waiver of such right or rights in the future.



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         SECTION 12.4. PARTIES BOUND BY AGREEMENT; SUCCESSORS AND ASSIGNS. The
terms, conditions and obligations of this Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. No Party shall transfer or assign its rights, duties or obligations hereunder or any part thereof to any other person or entity without the prior written consent of the other Party. Notwithstanding the foregoing, Buyer may at any time transfer its rights hereunder to any one or more of its subsidiaries or other Affiliates of Buyer so long as Buyer remains liable for all of its obligations hereunder, and so long as Buyer gives the Seller prior written notice of such assignment.

         SECTION 12.5. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

         SECTION 12.6. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto must be in writing and delivered personally (including by overnight courier or express mail service) or sent by registered or certified mail, or be transmitted by facsimile or other means of electronic data transmission, confirmed by express mail or overnight courier, in each case with postage or fees prepaid,

              If to the Buyer:        The Scotts Company
                                      14111 Scottslawn Road
                                      Marysville, Ohio 43041
                                      Attention: Charles M. Berger
                                      Telephone:  (937) 644-0011
                                      Facsimile:  (937) 644-7072

              With a copy to:         Vorys, Sater, Seymour and Pease LLP
                                      52 East Gay Street
                                      Columbus, Ohio 43215
                                      Attention: Ronald A. Robins, Jr.
                                      Telephone:  (614) 464-6223
                                      Facsimile:  (614) 464-6350

              If to the Seller:       Monsanto Company
                                      800 North Lindbergh Boulevard
                                      St. Louis, Missouri  63167
                                      Attention: Office of the General Counsel
                                      Facsimile No.: (314) 694-6399

              With a copy to:         Long Aldridge & Norman LLP
                                      One Peachtree Center, Suite 5300
                                      303 Peachtree Street, N.E.
                                      Atlanta, Georgia 30308
                                      Attention: Briggs L. Tobin
                                      Telephone: (404) 527-4153
                                      Facsimile: (404) 527-4198

or to such other address as may be specified from time to time in a notice given by such party. Any notice which is delivered personally in the manner provided herein will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided will be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

         SECTION 12.7. BROKERAGE. The Seller and the Buyer do hereby expressly warrant and represent, each to the other, that except for Salomon Smith Barney Inc. in the case of Buyer, and Goldman, Sachs & Co., in the case of Seller, no broker, agent, or finder has rendered services in connection with the transactions contemplated under this Agreement. The Seller hereby indemnifies and agrees to hold harmless the Buyer from and against any and all Losses arising or resulting, or sustained or incurred by the Buyer, by reason of any claim by any broker, agent, finder, or other person or entity based upon any arrangement or agreement made or alleged to have been made by the Seller in connection with the transaction contemplated by this Agreement. The Buyer hereby indemnifies and agrees to hold harmless the Seller from and against any and all Losses arising or resulting, or sustained or incurred by the Seller, by reason of any claim by any broker, agent, finder, or other person or entity based upon any arrangement or agreement made or alleged to have been made by the Buyer in connection with the transaction contemplated under this Agreement.



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         SECTION 12.8. GOVERNING LAW; JURISDICTION.

                  (a) THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED WITH THIS AGREEMENT WILL BE GOVERNED BY AND DETERMINED IN ACCORDANCE WITH THE STATUTORY, REGULATORY AND DECISIONAL LAW OF THE STATE OF DELAWARE (EXCLUSIVE OF SUCH STATE'S CHOICE OR CONFLICTS OF LAWS RULES) AND, TO THE EXTENT APPLICABLE, THE FEDERAL STATUTORY, REGULATORY AND DECISIONAL LAW OF THE UNITED STATES (EXCEPT FOR THE U.N. CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS, APRIL 10, 1980, U.N. DOC. A/CONF. 97/18, 19 I.L.M. 668, 671
         (1980) REPRINTED IN PUBLIC NOTICE, 52 FED. REG. 662-80 (1987), WHICH IS HEREBY SPECIFICALLY DISCLAIMED AND EXCLUDED).

                  (b) Any suit, action or proceeding against any party hereto with respect to the subject matter of this Agreement, or any judgment entered by any court in respect thereof, must be brought or entered in the United States District Court for the District of Delaware, and each such party hereby irrevocably submits to the jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. If such court does not have jurisdiction over the subject matter of such proceeding or, if such jurisdiction is not available, then such action or proceeding against any party hereto shall be brought or entered in the Court of Chancery of the State of Delaware, County of New Castle, and each party hereby irrevocably submits to the jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. Each party hereto hereby irrevocably waives any objection which either of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought as provided in this subsection, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent each party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from legal process with respect to itself or its property, each party hereto hereby irrevocably waives such immunity with respect to its obligations under this subsection. The parties hereto agree that exclusive jurisdiction of all disputes, suits, actions or proceedings between the parties hereto with respect to the subject matter of this Agreement lies in the United States District Court for Delaware, or the Court of Chancery of the State of Delaware, County of New Castle, as hereinabove provided. Buyer hereby irrevocably appoints CT Corporation, having an address at 1209 Orange Street, Wilmington, Delaware 19801 and Seller hereby irrevocably appoints CT Corporation, having an address at 1209 Orange Street, Wilmington, Delaware 19801, as its agent to receive on behalf of each such party and its respective properties, services of copies of any summons and complaint and any other pleadings or process of any summons and complaint and any other pleadings or process which may be served in any such action or proceedings. Service by mailing (by certified mail, return receipt requested) or delivering a copy of such process to a party in care of its agent for service of process as aforesaid shall be deemed good and sufficient service thereof, and each party hereby irrevocably authorizes and directs its respective agent for service of process to accept such service on its behalf.

         SECTION 12.9. PUBLIC ANNOUNCEMENTS. No public announcement may be made by any person with regard to the transactions contemplated by this Agreement without the prior consent of the Seller and the Buyer; provided that either party may make such disclosure if advised by counsel that it is required to do so by applicable law or regulation of any governmental agency or stock exchange upon which securities of such party are registered. The Seller and the Buyer will discuss any public announcements or disclosures concerning the transactions contemplated by this Agreement with the other parties prior to making such announcements or disclosures.

         SECTION 12.10. NO THIRD-PARTY BENEFICIARIES. With the exception of the parties to this Agreement and the Protected Parties, there exists no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

         SECTION 12.11. DEFINITION OF AFFILIATE. As used in this Agreement, "Affiliate" of a person or entity shall mean: (i) any other person or entity directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such person or entity, (ii) any officer, director, partner, employee, or direct or indirect beneficial owner of 10% or greater of the equity or voting interests of such person or entity, or
(iii) any other person or entity for which a person or entity described in clause (ii) acts in such capacity.

         SECTION 12.12. KNOWLEDGE. As used in this Agreement, the phrase "to the Seller's knowledge" shall mean to the actual knowledge of those individuals listed on Schedule 12.12 hereto with respect to each such individual's area of responsibility as indicated on Schedule 12.12, as of the date of this Agreement or the date as of which a particular representation or warranty is given based on the Seller's knowledge.

         SECTION 12.13. BULK SALES LAWS. Buyer and the Seller each hereby waive compliance by the Seller with the provisions of the "bulk sales," "bulk transfer" or similar laws of any state. The Seller agrees to indemnify and hold Buyer harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by Buyer or any of its Affiliates as a result of a failure to comply with any such "bulk sales," "bulk transfer" or similar laws.

         SECTION 12.14. INTERPRETATION. Words of the masculine gender will be deemed and construed to include correlative words of the feminine and neuter genders. Words importing the singular number will include the plural number and vice versa unless the context will otherwise indicate. References to Articles, Sections and other subdivisions of this Agreement are

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to the Articles, Sections and other subdivisions of this Agreement as originally executed. The headings of this Agreement are for convenience and do not define or limit the provisions hereof. Words importing persons include firms, associations and corporations. The terms "herein," "hereunder," "hereby," "hereto," "hereof" and any similar terms refer to this Agreement; the term "heretofore" means before the date of execution of this Agreement; and the term "hereafter" means after the date of execution of this Agreement.

                            [Signatures on Next Page]

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives in the United States of America as of the date first above written.

                              MONSANTO COMPANY, SELLER


                              By: /s/ ARNOLD W. DONALD
                                  ---------------------------------
                              Name: Arnold W. Donald
                              Title: Senior Vice President


                              THE SCOTTS COMPANY, BUYER


                              By: /s/ CHARLES M. BERGER
                                  ---------------------------------
                              Name: Charles M. Berger
                              Title: Chairman, President and C.E.O.




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SCHEDULES AND EXHIBITS TO ORTHO ASSET PURCHASE AGREEMENT
--------------------------------------------------------

                          Dated as of November 11, 1998
                 Between Monsanto Company and The Scotts Company

1.1(f)      Equipment
1.2         Excluded Assets
2.2(b)      U.S. Working Capital Assignments
2.3         Excluded Liabilities
3.4         Certain Changes and Events
3.5         No Violation of Law
3.6(a)      Real Property
3.6(b)      Material Personal Property
3.6(d)      Liens
3.7         Title to Assets
3.8         Leases
3.9         Intellectual Property
3.10        Litigation
3.11        Employees
3.12        Employee Benefit Plans
3.13        Collective Bargaining Agreements
3.14        Labor Matters
3.15        Environmental Matters
3.16        Permits
3.17        Contracts
3.18        Seller Required Consents, Approvals and Filings
3.19        No Conflict
3.20        Year 2000 Compliance
3.21        Foreign Customers
3.28        Undisclosed Material Liabilities
3.29        Affiliate Transactions
4.3         Buyer Required Consents, Approvals and Filings
5.1         Operation Pending Closing
5.1(b)      Actions Prior to Closing
5.11        Works Council
7.1(a)(i)   Employees Outside 100% Requirement
7.1(c)      Employees Not Actively at Work
7.2(h)      Relocation Assistance
7.8         European Employees
9.4         Required Governmental Approvals
9.5         Required Other Consents
12.12       Seller's Knowledge

EXHIBITS
--------
A        Supply Agreement
B        Formulation Agreement

The Schedules and Exhibits to the Asset Purchase Agreement have not been filed. Titles to the omitted Schedules and Exhibits appear above. The Registrant hereby agrees to furnish supplementally a copy of any omitted Schedule or Exhibit to the SEC upon its request.